EXHIBIT 2.1

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                               PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this "Agreement") is made as of the 28th day of June, 1996 by and among (i) CASA DEL MAR, INC. ("CDM Inc."), a Florida corporation,
(ii) CASA DEL MAR PARTICIPATION CORPORATION ("CDMP Corp."), a District of Columbia corporation, (iii) HAMILTON HOUSE, INC. ("HH Inc."), a Florida corporation, (iv) HAMILTON HOUSE FUNDING LIMITED PARTNERSHIP ("HHF LP"), a Florida limited partnership, (v) PREFERRED RETIREMENT COMMUNITIES, INC. ("PRC Inc."), a Florida corporation, (vi) PREFERRED HOME HEALTH, INC. ("PHH Inc."), a Florida corporation, (vii) PREFERRED HOME HEALTH LIMITED PARTNERSHIP ("PHH LP"), a Florida limited partnership, (viii) STEPHEN A. GOLDBERG, (ix) DAVID H. MAINGUY, (x) ROBERT H. MAINGUY, (xi) DIANA L. GOLDBERG (all of the foregoing hereinafter jointly and severally referred to as "Seller"), (xii) HAMILTON HOUSE ASSOCIATES LIMITED PARTNERSHIP ("HHA LP"), a Florida limited partnership,
(xiii) CASA DEL MAR ASSOCIATES LIMITED PARTNERSHIP ("CDMA LP"), a Florida limited partnership (both of the foregoing hereinafter jointly and severally referred to as "Owner"), and (xiv) NHP INCORPORATED, a Delaware corporation ("Buyer").

                                     RECITALS

A. PRC Inc. is engaged in the residential real property management and rental services business (the "Management Business"), and has the exclusive right to provide residential real property management and rental services to properties known as Hamilton House, of Plantation, Florida ("Hamilton House"), and Casa Del Mar, of Boca Raton, Florida ("Casa Del Mar"); and PRC Inc. wishes to assign such rights to Buyer.

B. PHH LP is engaged in the home health care business (the "Healthcare Business"), and provides home health care services to, among others, residents of Hamilton House and Casa Del Mar.

C. Stephen A. Goldberg (the "HH Inc. Stockholder") is the legal and beneficial owners of all of the issued and outstanding capital stock of HH Inc., which is the sole general partner of HHA LP; and the HH Inc. Stockholder wishes to sell all of their HH Inc. stock to Buyer.

D. Stephen A. Goldberg (the "CDM Inc. Stockholder") is the legal and beneficial owner of all of the issued and outstanding capital stock of CDM Inc., which is the sole general partner of CDMA LP; and the CDM Inc. Stockholder wishes to sell all of their CDM Inc. stock to Buyer.

E. David H. Mainguy and Robert H. Mainguy (the "PHH Inc. Stockholders") are the legal and beneficial owners of all of the issued and outstanding capital stock of PHH Inc., which is the sole general partner of PHH LP; and the PHH Inc. Stockholders wish to sell all of their PHH Inc. stock to Buyer.

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F.   Diana L. Goldberg is the sole Limited Partner of PHH LP; and she wishes to sell all of her PHH LP limited partnership interest to Buyer.

G. HHF LP has made loans to HHA LP with an aggregate balance of principal and interest as of July 12, 1996 (the "Reference Date") of approximately Twelve Million Seven Hundred Twenty-Eight Thousand Dollars ($12,728,000), as set forth in Schedule 0.G (the foregoing loans hereinafter referred to in the aggregate as the "HHF LP Loans"); and Buyer wishes to purchase the HHF LP Loans following their restructuring as set forth in Section 4.3 hereof.

H. Stephen A. Goldberg has made loans to HHA LP with an aggregate balance of principal and interest as of the Reference Date of approximately Seven Million Eight Hundred Seventeen Thousand Dollars ($7,817,000), as set forth in Schedule 0.H (the foregoing loans hereinafter referred to in the aggregate as the "Goldberg HH Loans"); and Buyer wishes to purchase the Goldberg HH Loans as set forth in Section 4.2 hereof.

I. Stephen A. Goldberg has made loans to CDMA LP with an aggregate balance of principal and interest as of the Reference Date of approximately Five Million Two Hundred Ten Thousand Dollars ($5,210,000), as set forth in Schedule 0.I (the foregoing loans hereinafter referred to in the aggregate as the "Goldberg CDM Loans"); and Buyer wishes to purchase the Goldberg CDM Loans as set forth in Section 4.4 hereof.

J. CDMP Corp. has made loans to CDMA LP with an aggregate balance of principal and interest as of the Reference Date of approximately One Million Seven Hundred Eighty-Six Thousand Dollars ($1,786,000), as set forth in
Schedule 0.J (the foregoing loans hereinafter referred to in the aggregate as the "CDMP Corp. Loans"); and the CDMP Corp. Loans are to be restructured as set forth in Section 4.5 hereof.

K. Seller wishes to sell, convey and assign, and Buyer wishes to purchase, accept and assume, all of the foregoing rights, loans, and ownership interests described above (the "Rights"), on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the matters set forth above, of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

1.   PURCHASE AND SALE

     1.1 AGREEMENT TO PURCHASE AND SELL. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined), the following shall occur:

          A. The HH Inc. Stockholder shall sell and assign to Buyer all of the issued and outstanding shares of capital stock of HH Inc., consisting of five hundred fifty-

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six (556) shares of Common Stock, par value One Dollar ($1.00) per share (the
"HH Inc. Shares").

          B. The CDM Inc. Stockholder shall sell and assign to Buyer all of the issued and outstanding shares of capital stock of CDM Inc., consisting of four hundred fifty (450) shares of Common Stock, par value One Dollar ($1.00) per share (the "CDM Inc. Shares").

          C. The PHH Inc. Stockholders shall sell and assign to Buyer all of the issued and outstanding shares of capital stock of PHH Inc., consisting of two hundred twenty-two (222) shares of Common Stock, par value One Dollar ($1.00) per share (the "PHH Inc. Shares").

          D. HHF LP shall sell and assign to Buyer all of its rights with respect to the HHF LP Loans, as restructured prior to Closing in accordance with Section 4.3 hereof.

          E. Stephen A. Goldberg shall sell and assign to Buyer all of his rights with respect to the Goldberg HH Loans, as restructured prior to Closing in accordance with Section 4.2 hereof.

          F. Stephen A. Goldberg shall sell and assign to Buyer all of his rights with respect to the Goldberg CDM Loans, as restructured prior to Closing in accordance with Section 4.4 hereof.

          G. Diana L. Goldberg shall sell and assign to Buyer all of her rights with respect to the PHH LP limited partnership interests.

          H. PRC Inc. shall sell and assign to Buyer all of its rights with respect to the New CDM Management Agreement (as hereinafter defined) and the New HH Management Agreement (as hereinafter defined).

     1.2  PURCHASE PRICE.

          A. Upon the terms and subject to the conditions set forth in this Agreement, in reliance upon the representations and warranties of Seller contained herein and in consideration of the rights and interests being conveyed to Buyer herein and the other covenants of Seller contained herein, Buyer agrees to pay to Seller the sum of Nineteen Million Five Hundred Fifty Thousand Dollars ($19,550,000) (the "Purchase Price") as follows: (i) Fifteen Million Five Hundred Fifty Thousand Dollars ($15,550,000) (the "Closing Amount") to be paid at Closing, and (ii) a total of Four Million Dollars ($4,000,000) (the "Deferred Amount"), to accrue interest at nine and one-half percent (9.5%) per annum, and to be paid, commencing October 1, 1996, in quarterly installments (consisting of payments of interest only on the Deferred Amount), and in a single final payment, on the tenth (10th) anniversary of the Closing, of the outstanding principal of the Deferred Amount and unpaid interest thereon. The Deferred Amount shall be paid in up to five (5) separate promissory notes in the form set forth in Exhibit 1.2.A and payable to the individuals, and in the amounts, as set forth in Schedule 1.2.A. The Deferred Amount

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may be prepaid at any time by Buyer without penalty.  Buyer has previously paid
Seller an earnest money deposit (the "Deposit") of Two Hundred Fifty Thousand Dollars ($250,000) which shall be applied to the Purchase Price at Closing and shall reduce the cash portion of the Closing Amount accordingly.

          B. All parties constituting Seller shall designate in writing, on or prior to Closing, an agent for receipt of all payments of the Purchase Price by Buyer ("Seller's Agent"), and shall mutually agree upon the distribution of the Purchase Price among them. Buyer shall make all payments of the Purchase Price hereunder to Seller's Agent for distribution to the parties constituting Seller. Each party constituting Seller hereby releases Buyer and agrees to hold Buyer harmless from and against any claim or liability arising from the actions or inactions of Seller's Agent. Buyer's obligation to make any payment of the Purchase Price hereunder shall be discharged upon the payment of such amount to Seller's Agent.

     1.3 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the various assets purchased as described in Schedule 1.3.

     1.4  ADJUSTMENTS TO PURCHASE PRICE.

          A. Within fifteen (15) days after the Closing Date, PHH Inc. shall produce and deliver to Robert H. Mainguy, David H. Mainguy and Diana L. Goldberg (the "Former PHH Owners") a report of all accounts receivable (the "Closing Receivables") and accounts payable (the "Closing Payables") which existed in the PHH Business on the Closing Date. Ninety (90) days after the Closing Date, PHH Inc. shall produce and deliver to the Former PHH Owners (i) a report of the collection status of the Closing Receivables as of such date;
(ii) if the aggregate amounts collected from the Closing Receivables as of such date exceed the aggregate amount of the Closing Payables, a check, payable to the order of Seller's Agent, in an amount equal to such excess; and (iii) assignments of any then uncollected Closing Receivables to an assignee designated by the Former PHH Owners acting jointly, together with any contracts and billing records reasonably requested by such assignee to assist it in collecting such receivables. In the event that the foregoing 90-day report discloses that the aggregate amounts collected from the Closing Receivables as of such date do not exceed the aggregate amount of the Closing Payables, the Former PHH Owners shall pay Buyer an amount equal to such deficiency. For purposes of this Agreement, the term "PHH Business" means any business conducted by PHH Inc. and/or PHH LP as of the Closing Date. For purposes of this Section 1.4.A, the term "accounts receivable" means receivables due from customers as a result of the operation in the ordinary course of the PHH Business; and the term "accounts payable" means trade payables and payroll liabilities accrued in connection with the operation in the ordinary course of the PHH Business.

          B. In the event that the consent of the HHF LP limited partners cannot be obtained and Buyer elects to waive the condition to closing set forth in Section 5.1.H, then, as a consequence of Buyer's inability to purchase the HHF LP Loans, (i) the Purchase Price shall be reduced by Two Million Two Hundred Seventy-Three Hundred Thousand Dollars ($2,273,000) in the aggregate, resulting in a reduction of the Closing Amount to Thirteen Million Two Hundred Seventy-Seven Hundred Thousand Dollars

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($13,277,000); and (ii) the provisions of Sections 1.1.D, 2.6, 4.3, 5.1.H and
6.2.C shall terminate and be of no further force or effect; provided, however, that in the event that, within twelve (12) months after the Closing Date, Seller succeeds in obtaining such consent of the HHF Limited Partners, NHP shall, within thirty (30) days of notice thereof, purchase the HHF LP Loans, and the foregoing Sections shall again be applicable.

2.   REPRESENTATIONS AND WARRANTIES OF SELLER.

     2.1 REGARDING CDM INC. CDM Inc. (for purposes of this Section 2.1, the "Entity") and the CDM Inc. Stockholder (for purposes of this Section 2.1, the "Stockholder") hereby makes the representations and warranties set forth in Attachment A solely as they apply to CDM Inc.

     2.2 REGARDING CDMA LP. CDMA LP (for purposes of this Section 2.2, the "Entity"), CDM Inc. and the CDM Inc. Stockholder (for purposes of this Section 2.2, the "Stockholder") hereby makes the representations and warranties set forth in Attachment B solely as they apply to CDMA LP.

     2.3 REGARDING CDMP CORP. CDMP Corp. (for purposes of this Section 2.3, the "Entity") hereby makes the representations and warranties set forth in Attachment D solely as they apply to CDMP Corp.

     2.4 REGARDING HH INC. HH Inc. (for purposes of this Section 2.4, the "Entity") and the HH Inc. Stockholder (for purposes of this Section 2.4, the "Stockholder") hereby make the representations and warranties set forth in Attachment A solely as they apply to HH Inc.

     2.5 REGARDING HHA LP. HHA LP (for purposes of this Section 2.5, the "Entity"), HH Inc. and the HH Inc. Stockholder (for purposes of this Section 2.5, the "Stockholder") hereby make the representations and warranties set forth in Attachment B solely as they apply to HHA LP.

     2.6 REGARDING HHF LP. HHF LP (for purposes of this Section 2.6, the "Entity") hereby makes the representations and warranties set forth in Attachment E solely as they apply to HHF LP.

     2.7 REGARDING PRC INC. PRC Inc. (for purposes of this Section 2.7, the "Entity") hereby makes the representations and warranties set forth in Attachment G solely as they apply to PRC Inc.

     2.8 REGARDING PHH INC. PHH Inc. (for purposes of this Section 2.8, the "Entity") and the PHH Inc. Stockholders (for purposes of this Section 2.8, the "Stockholders") hereby make the representations and warranties set forth in Attachment A solely as they apply to PHH Inc.

     2.9 REGARDING PHH LP. PHH LP (for purposes of this Section 2.9, the "Entity"), PHH Inc. and the PHH Inc. Stockholders and Diana L. Goldberg (for purposes of

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this Section 2.9, the "Stockholders") hereby make the representations and warranties set forth in Attachment B solely as they apply to PHH LP.

     2.10 REGARDING STEPHEN A. GOLDBERG. Stephen A. Goldberg (for purposes of this Section 2.10, the "Creditor"), hereby makes the further representations and warranties set forth in Attachment F.

     2.11 REGARDING THE HH INC. STOCKHOLDER. The HH Inc. Stockholder (for purposes of this Section 2.11, the "Stockholder") hereby makes the representations and warranties set forth in Attachment C solely as they apply to HH Inc. (for purposes of this Section 2.11, the "Entity").

     2.12 REGARDING THE CDM INC. STOCKHOLDER. The CDM Inc. Stockholder (for purposes of this Section 2.12, the "Stockholder") hereby makes the representations and warranties set forth in Attachment C solely as they apply to CDM Inc. (for purposes of this Section 2.12, the "Entity").

     2.13 REGARDING THE PHH INC. STOCKHOLDERS. Each PHH Inc. Stockholder (for purposes of this Section 2.13, the "Stockholder") hereby makes the representations and warranties set forth in Attachment C solely as they apply to PHH Inc. (for purposes of this Section 2.13, the "Entity").

     2.14 REGARDING THE PHH LP LIMITED PARTNER. Diana L. Goldberg (for purposes of this Section 2.14, the "Partner") hereby makes the representations and warranties set forth in Attachment H.

3.   REPRESENTATIONS AND WARRANTIES OF BUYER.

     Buyer represents and warrants to Seller as follows:

     3.1. EXISTENCE; CORPORATE AUTHORITY; COMPLIANCE WITH LAW. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, its jurisdiction of incorporation. Buyer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary. Buyer has all requisite corporate power and authority to own, lease or otherwise hold its properties and carry on its business as now conducted. Buyer has all licenses, permits and other authorizations and has taken all actions required by applicable provision of any federal, state or local law, code or ordinance or any rule or regulation (each, a "Law" and, collectively, "Laws") promulgated by any court or any domestic, state, local or foreign government or any subdivision, agency, authority or instrumentality thereof (each, a "Governmental Authority") in connection with its business as now conducted, and is not in violation of any Laws or regulations to which it is subject.

     3.2. VALIDITY AND EFFECT OF AGREEMENTS AND TRANSACTIONS. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the other documents and instruments contemplated hereby (the "Ancillary Documents") to which it is or shall be a party, and to consummate the transactions contemplated by this

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Agreement and the Ancillary Documents (the "Transactions").  The execution and delivery by Buyer of this Agreement or the Ancillary Documents to which Buyer is or shall be a party and the consummation by Buyer of the Transactions have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement and the Ancillary Documents to which Buyer is or shall be a party have been, or shall be, as the case may be, duly executed and delivered by Buyer and are or shall be, as the case may be, enforceable against Buyer in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar Laws affecting the enforcement of creditors' rights generally. The consummation of the Transactions shall not require the consent of any third party not obtained, and, except as set forth on Schedule 3.2, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by or with respect to Buyer in connection with the execution and delivery by Buyer of this Agreement or the Ancillary Documents to which Buyer is or shall be a party, or the consummation by it of the Transactions.

     3.3 SOLVENCY. Buyer is solvent and currently has the ability to pay its debts when due, and the value of its current assets exceeds the aggregate amount of its current liabilities. Neither Buyer nor any creditor has instituted by petition, application, answer, consent or otherwise any bankruptcy, insolvency, readjustment of debts, liquidation or similar proceeding relating to Buyer. No creditor of Buyer has applied for a receiver, trustee or similar officer with respect to any of the property of Buyer, and neither Buyer nor its creditors have instituted by petition, application, answer, consent or otherwise any bankruptcy, insolvency, reorganization arrangement, readjustment of debts, liquidation, dissolution or similar proceeding relating to Buyer.

     3.4 TRANSACTIONS NOT A BREACH. Except as set forth on Schedule 3.4, neither the execution, delivery or performance by Buyer of this Agreement and the Ancillary Documents to which Buyer is a party nor the consummation of the Transactions shall:

          A. Violate or conflict with or result in a breach of any Law, order, permit, judgment, injunction, decree or other decision of any court or other tribunal or any Governmental Authority binding on Buyer; or

          B. Violate or conflict with any provision of the bylaws or certificate of incorporation of Buyer.

4.   PRE-CLOSING COVENANTS.

     4.1 NO SHOP. Seller covenants and agrees that, from and after the date hereof, unless this Agreement is terminated pursuant to Article 9, neither Seller nor any officer, employee, director, affiliate, agent, partner or representative of Seller shall solicit, discuss, entertain or consider any offer by any person or entity other than Buyer to purchase or acquire the rights.

     4.2 GOLDBERG HH LOANS. Effective immediately prior to Closing, Goldberg shall restructure the Goldberg HH Loans' terms (a) to reduce the interest rate thereon to nine and 75/100 percent (9.75%) per annum, compounded monthly; (b) to provide that monthly

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payments of interest and principal shall be made solely from available cash flow; (c) to extend the maturity date to 10 years from Closing; (d) to provide that the absence or lack of cash flow shall not be a default thereunder; and
(e) to forgive as much of the principal balance of the Goldberg HH Loans as is required so that the aggregate outstanding balance of principal and interest thereof as of the Closing Date is not more than Seven Million Four Hundred Thirty-Seven Thousand Dollars ($7,437,000).

     4.3 HHF LP LOANS. Effective immediately prior to Closing, HHF LP (through its general partner, HHF Inc.) shall restructure the terms of the HHF LP Loans (a) to forgive as much of the principal balance of the HHF LP Loans as is required so that the aggregate outstanding balance of principal and interest thereof as of the Closing Date is not more than Seven Million Five Hundred Sixty-Three Thousand Dollars ($7,563,000); (b) to reduce the interest rate thereon to nine and 75/100 percent (9.75%) per annum, compounded annually; (c) to provide that monthly payments of interest and principal shall be made solely from available cash flow; (d) to extend the maturity date to ten (10) years from Closing; (e) to provide that the absence or lack of cash flow shall not be a default thereunder; (f) to subordinate payment of the HHF LP Loans to payment of the Goldberg HH Loans; and (g) to eliminate any "Additional Interest" payment obligation upon the sale or refinancing of the HHA LP property.

     4.4 GOLDBERG CDM LOANS. Effective immediately prior to Closing, Goldberg shall restructure the Goldberg CDM Loans' terms (a) to forgive as much of the principal balance of the Goldberg CDM Loans as is required so that the aggregate outstanding balance of principal and interest thereof as of the Closing Date is not more than Five Million One Hundred Eight Thousand Dollars ($5,108,000); (b) to provide that monthly payments of interest and principal shall be made solely from available cash flow; (c) to extend the maturity date to ten (10) years from Closing; (d) to provide that the absence or lack of cash flow shall not be a default thereunder; and (e) to set the interest rate at nine percent (9%) per annum, compounded annually.

     4.5 CDMP CORP. LOANS. Effective immediately prior to Closing, CDMP Corp. shall cause the CDMP Corp. Loans to be restructured so as (a) to forgive as much of the principal balance of the CDMP Corp. Loans as is required so that the aggregate outstanding balance of principal and interest thereof as of the Closing Date is not more than One Million Four Hundred Twenty Eight Thousand Dollars ($1,428,000); (b) to provide that monthly payments of interest and principal shall be made solely from available cash flow; (c) to extend the maturity date to ten (10) years from Closing; (d) to provide that the absence or lack of cash flow shall not be a default thereunder; (e) to provide that no part of any management fee due to Preferred Retirement Communities, Inc. or its assigns shall be subordinate to payment of interest or principal of the CDMP Corp. Loans; (f) to reduce the interest rate to nine percent (9%) per annum, compounded annually; and (g) to provide that the CDMP Corp. Loans shall be subordinated to the Goldberg CDM Loans, and that no payment shall be made on the CDMP Corp. Loans until the Goldberg CDM Loans are paid in full.

     4.6 CONDUCT OF HAMILTON HOUSE BUSINESS. HHA LP shall pay and discharge when due all of its mortgage, trade payable and other obligations in accordance with the terms by which HHA LP is bound under agreements with such obligees, and in any event

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within thirty (30) days of invoice date; pay and discharge when due all lawful taxes, assessments, and governmental charges or levies imposed upon the income, profits, property, or business of the Company or any subsidiary; and keep its properties in good repair, working order, and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions, and improvements thereto. All operating reserve funds relating to Hamilton House shall be maintained at historical levels. No expenditures exceeding Twenty-Five Thousand Dollars ($25,000) in the aggregate shall be made by HH Inc. or HHA LP without Buyer's prior written approval.

     4.7 CONDUCT OF CASA DEL MAR BUSINESS. CDMA LP shall pay and discharge when due all of its mortgage, trade payable and other obligations in accordance with the terms by which CDMA LP is bound under agreements with such obligees, and in any event within thirty (30) days of invoice date; pay and discharge when due all lawful taxes, assessments, and governmental charges or levies imposed upon the income, profits, property, or business of the Company or any subsidiary; and keep its properties in good repair, working order, and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions, and improvements thereto. All operating reserve funds relating to Casa Del Mar shall be maintained at historical levels. No expenditures exceeding Twenty-Five Thousand Dollars ($25,000) in the aggregate shall be made by CDM Inc. or CDMA LP without Buyer's prior written approval.

     4.8 CONDUCT OF PHH LP BUSINESS. PHH LP shall pay and discharge when due all of its mortgage, trade payable and other obligations in accordance with the terms by which PHH LP is bound under agreements with such obligees, and in any event within thirty (30) days of invoice date; pay and discharge when due all lawful taxes, assessments, and governmental charges or levies imposed upon the income, profits, property, or business of the Company or any subsidiary; and keep its properties in good repair, working order, and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions, and improvements thereto. No contracts, agreements or accounts receivable of PHH LP shall be assigned, transferred, encumbered or sold, and no substantial expenditures shall be made, by PHH LP or PHH Inc. without Buyer's prior written approval.

     4.9 HAMILTON HOUSE MANAGEMENT AGREEMENT. Effective immediately prior to Closing, HHA LP and PRC Inc. shall enter into a new property management agreement that is economically substantially the same as the agreement presently existing between such parties and in form and substance acceptable to Buyer and HHA LP.

     4.10 CASA DEL MAR MANAGEMENT AGREEMENT. Effective immediately prior to Closing, CDMA LP and PRC Inc. shall enter into a new property management agreement that is economically substantially the same as the agreement presently existing between such parties and in form and substance acceptable to Buyer and CDMA LP.

     4.11 PREFERRED RETIREMENT SERVICES, INC. Seller shall have obtained the agreement of Preferred Retirement Services, Inc., a Florida corporation ("PRS Inc."), to

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enter into an agreement between Buyer and PRS Inc. permitting Buyer to hire some or all of PRS Inc.'s employees, contractors and/or consultants at or after Closing.

     4.12 HHF LP CONSENT. Prior to Closing, Seller shall obtain the written consent of the HHF LP general and limited partners, in accordance with HHF LP's organizational and governance documents, to the restructuring of the HHF LP Loans as set forth in Section 4.4 hereof and the sale and assignment of such loans to Buyer as set forth in Sections 1.1.D and 6.2.C. If such consent shall not have been obtained by July 12, 1996, Buyer may, in the thirty (30) days following July 12, 1996, communicate directly with such partners for purposes of obtaining such consent, and Seller shall, upon the request of Buyer, execute, acknowledge and deliver all such documents and take all such actions, at Buyer's expense (but at no charge by Seller), as may be necessary to obtain such consent. Seller shall have the right to review and approve any proposed correspondence to such partners; provided, however, that such approval shall not unreasonably be withheld.

     4.13 SCHEDULES; EXHIBITS. The parties acknowledge that not all of the Schedules and Exhibits referenced in this Agreement have been attached at the time of execution hereof, but that, nevertheless, the parties intend that this Agreement shall be a complete and binding agreement, enforceable according to its terms, subject to the termination right set forth in Section 5.1.D. Seller and Owner shall create and provide to Buyer, as soon as possible after the execution hereof but in no event later than Noon Tuesday, July 9, 1996, a complete set of Schedules containing (i) any information provided to Buyer or Buyer's counsel prior to the date hereof as part of Seller's and Owner's due diligence compliance, and (ii) any information not provided to Buyer or Buyer's counsel prior to the date hereof as part of Seller's and Owner's due diligence compliance, provided that such information shall be clearly indicated in such Schedules as new.

5.   CONDITIONS OF CLOSING.

     5.1 BUYER'S CONDITIONS OF CLOSING. The obligation of Buyer to purchase the Rights shall be subject to and conditioned upon the satisfaction at or before the Closing of each of the following conditions, or the express waiver thereof by Buyer:

          A. All representations and warranties of Seller contained in this Agreement and the Schedules hereto shall be true and correct at and as of the Closing Date and Seller shall have performed all agreements and covenants and satisfied all conditions on its part to be performed or satisfied by the Closing Date pursuant to the terms of this Agreement.

          B. There shall have been no material adverse change since the date of the Interim Balance Sheet (as defined in the Representations and Warranties) in the business or financial condition of HH Inc., HHA LP, CDM Inc., CDMA LP, PHH Inc., PHH LP (the "Target Entities") or PRC Inc.

          C. Neither any Target Entity nor PRC Inc. shall have suffered any material loss (whether or not insured) by reason of physical damage caused by fire, earthquake, accident, act of God or other calamity which substantially affects the value of its assets, properties or business.

          D. Neither the investigation of the Target Entities and PRC Inc. by Buyer nor the Schedules attached hereto nor any other document delivered to Buyer as contemplated by this Agreement shall have revealed, after the date hereof, any facts or circumstances which, in the reasonable judgment of Buyer, reflect in a materially adverse way on any of the Target Entities or PRC Inc. or its financial condition, assets, liabilities, reserves, business, operations or prospects.

          E. Each necessary Governmental Authority shall have authorized, approved or otherwise consented to the Transactions, or, if no such consent is required, the proper filing or notice shall have been made or given on or prior to the Closing Date.

          F. The Target Entities and PRC Inc. shall have obtained all other authorizations, consents, waivers and approvals as may be required in connection with the assignment of those contracts, agreements, licenses, leases, sales orders, purchase orders and other commitments to be assigned to Buyer pursuant to this Agreement.

          G. No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the Transactions, and there shall be no effective injunction, writ, restraining order or other order of any nature issued by a court of competent jurisdiction directing that the Transactions or any of them not be consummated as so provided or imposing any conditions on the consummation of the Transactions.

          H. Seller shall have obtained and delivered to Buyer the consent of the HHF LP partners referred to in Section 4.12.

          I. Seller shall have executed and delivered each of the other deliverables of Buyer specified in Section 6.2.

     5.2 SELLER'S CONDITIONS OF CLOSING. The obligation of Seller to sell the Rights to Buyer shall be subject to and conditioned upon the satisfaction at or before the Closing of each of the following conditions:

          A. All representations and warranties of Buyer contained in this Agreement shall be true and correct at and as of the Closing Date and Buyer shall have performed all agreements and covenants and satisfied all conditions on its part to be performed or satisfied by the Closing Date pursuant to the terms of this Agreement.

          B. Buyer shall have effected payment of the Closing Amount in accordance with the prior written instructions of Seller.

          C. Each necessary Governmental Authority shall have authorized, approved or otherwise consented to the Transactions, or, if no such consent is required, the proper filing or notice shall have been made or given on or prior to the Closing Date.

          D. No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the Transactions, and there shall be no effective injunction, writ, restraining order or other order of any nature issued by a court of competent jurisdiction directing that the Transactions or any of them not be consummated as so provided or imposing any conditions on the consummation of the Transactions.

          E. Buyer shall have executed and delivered each of the other deliverables of Buyer specified in Section 6.3.

6.   THE CLOSING.

     6.1 THE CLOSING. The consummation of the purchase and sale hereunder (the "Closing") shall take place at the offices of Tucker, Flyer & Lewis, 1615 L Street, N.W., Suite 400, Washington, D.C. 20036 at 10:00 a.m., July 12, 1996; provided, however, that such closing date (the "Closing Date") shall be postponed and rescheduled to the extent (and only to the extent) that the conditions of Closing set forth in Sections 5.1 and 5.2 are not satisfied or waived, subject to the termination rights of the parties set forth in Section 9.1.

     6.2 DELIVERIES OF SELLER. At the Closing, Seller shall deliver to Buyer the following:

          A. For HH Inc., CDM Inc. and PHH Inc., certificates and other instruments representing all shares issued and outstanding as of the Closing Date, duly endorsed for transfer or accompanied by appropriate stock powers (in either case executed in blank or in favor of Buyer), together with all other documents necessary or appropriate validly to transfer such shares to Buyer free and clear of all security interests, liens, encumbrances, restrictions and adverse claims.

          B. For HH Inc., CDM Inc. and PHH Inc., a Form 8023, executed by all Stockholders of the respective corporations, making an election under Section 338(h)(10) with respect to the sale of the stock of each of the corporations.

          C. An Assignment, in substantially the form set forth as Exhibit 6.2.C, to Buyer all of HHF LP's rights with respect to the HHF LP Loans, as restructured prior to Closing in accordance with Section 4.3 hereof.

          D. An Assignment, in substantially the form set forth as Exhibit 6.2.D, to Buyer all of Stephen A. Goldberg's rights with respect to the Goldberg HH Loans, as restructured prior to Closing in accordance with Section
4.2 hereof.

          E. An Assignment, in substantially the form set forth as Exhibit 6.2.E, to Buyer all of Stephen A. Goldberg's rights with respect to the Goldberg CDM Loans, as restructured prior to Closing in accordance with Section
4.4 hereof. Each of the Assignments to be delivered pursuant to Sections 6.2.C, D and E shall be assignments without recourse to the assignor with respect to payment of the promissory notes assigned thereby.

          F. An Assignment and Assumption Agreement, in substantially the form set forth as Exhibit 6.2.F, in which PRC Inc. assigns to Buyer all of its rights with respect to the New CDM Management Agreement (as hereinafter defined) and the New HH Management Agreement (as hereinafter defined).

          G.   For each Target Entity and PRC Inc.:

               i. A long form good standing certificate for tax and corporate matters issued by the Secretary of State of Florida as of a date reasonably close to the Closing Date, stating that it has filed all required reports, paid all required fees and taxes, and is, as of such date, in good standing and authorized to transact business in such State;

               ii. In the case of a Corporation, a copy of its Charter (as amended and restated) certified by the Secretary of State of Florida and a true and complete copy of its Bylaws (as amended and restated);

               iii. a Certificate of the state corporation or partnership authority of each state other than Florida in which it does business certifying as of a date reasonably close to the Closing Date that it has filed all required reports, paid all required fees and taxes, and is, as of such date, in good standing and authorized to transact business as a foreign entity in such jurisdiction; and

               iv. In the case of the Target Entities, all minute books, stock books, partnership records and other corporate, partnership, financial and other business records relating thereto.

          H. Resignations effective as of the Closing Date of all directors and officers.

          I. Consulting Agreements between each Target Entity and the following individuals, in substantially the form set forth in Exhibit 6.2.I:

               i.   David H. Mainguy; and

               ii.  Robert H. Mainguy.

          J. An opinion of counsel for owners of Seller, dated as of the Closing Date, addressing the matters set forth on Exhibit 6.2.J.

          K. A certificate from an executive officer of each Target Entity, dated the Closing Date, stating the information required pursuant to Section 6.2.G(i), (ii) and (iii).

          L. A copy of resolutions of the Board of Directors of each corporate Target Entity and PRC Inc., certified by the Secretary thereof as duly adopted and in full force and effect, authorizing execution and delivery of this Agreement and the Ancillary Documents to which such entity is a party and performance by such entity of the Transactions.

          M. A copy of the approval of each noncorporate Target Entity to the extent that it is necessary, authorizing execution and delivery of this Agreement and the Ancillary Documents to which such entity is a party and performance by such entity of the Transactions.

          N. A complete and detailed list of the accounts receivable and accounts payable of PHH LP as of the Closing Date.

          O. An agreement between Buyer and PRS Inc., in form and content reasonably satisfactory to Buyer, permitting Buyer to hire some or all of PRS Inc.'s employees, contractors and/or consultants.

          P.   The written consent of the HHF LP partners, as described in
Section 4.12.

          Q. Such other documents and instruments as Buyer or its counsel may reasonably deem necessary to consummate the Transactions.

     6.3 DELIVERIES OF BUYER. At the Closing, Buyer shall deliver to Seller the following:

          A.   The Purchase Price, paid in the manner specified in Section 1.2.

          B. An Agreement of Assumption and Release, in substantially the form set forth in Exhibit 6.3.B, of all of Stephen A. Goldberg's obligations under that certain promissory note dated November 11, 1987, in the original principal amount of Seven Hundred Forty-One Thousand Dollars ($741,000), made by Stephen A. Goldberg to HH Inc.

          C. An Agreement of Assumption and Release, in substantially the form set forth in Exhibit 6.3.C, of all of Stephen A. Goldberg's obligations under that certain promissory note dated October 2, 1988, in the original principal amount of Seven Hundred Forty-One Thousand Dollars ($741,000), made by Stephen A. Goldberg to CDM Inc.

          D. A copy of resolutions of the Board of Directors of Buyer, certified by the Secretary thereof as duly adopted and in full force and effect, authorizing execution and delivery of this Agreement and the Ancillary Documents to which Buyer is a party and performance by Buyer of the Transactions.

          E. Such other documents and instruments as Seller or its counsel may reasonably deem necessary to consummate the Transactions.

     6.4 TRANSITION. Notwithstanding any other provision of this Agreement, to the extent that the assignment by Seller of any Right hereunder is not permitted by any Governmental Authority or creditor of the Owner or any Target Entity (a "Creditor") prior to the approval of, or the filing of notice with, such Governmental Authority or Creditor, this Agreement shall not be deemed to effectuate the assignment of such Right unless and until such approval has been obtained and/or such notice period has elapsed, at which time (the "Transition Date") such Right shall be deemed to have been assigned to Buyer automatically and without further action on the part of Seller or Buyer. Attached hereto as
Schedule 6.4 is a complete list of Rights affected by the foregoing provisions of this Section 6.4. In order to preserve such Rights to the satisfaction of Buyer during such transition period, the holders of such Rights shall execute and deliver to Buyer an Irrevocable Proxy in form and content acceptable to Buyer which shall govern the voting and disposition of such Rights through the Transition Date, which Irrevocable Proxy shall restrict Buyer from voting or disposing of such rights in any manner which is violative of any mortgage held by Fannie Mae in connection with the properties of Owner.

7. POST-CLOSING MATTERS. In the event that the Closing occurs, Buyer and Seller agree as follows:

     7.1 ASSISTANCE. Seller shall, from and after the date hereof, upon the request of Buyer, execute, acknowledge and deliver all such documents and take all such actions, at Buyer's expense (but at no charge by Seller), as may be necessary to (i) effectuate the designation of Buyer as a licensee or permittee, under all applicable Laws, to conduct the businesses of the Target Entities, and (ii) obtain the approval or consent of any necessary Governmental Agency or Creditor to the consummation of the Transactions.

     7.2 CDM INC. CAPITALIZATION. Buyer shall not, after Closing, reduce the capitalization of CDM, Inc. below the amount of capitalization which exists at Closing if such reduction would adversely affect the tax status of CDMA LP as a partnership for federal income tax purposes.

     7.3 HH INC. CAPITALIZATION. Buyer shall not, after Closing, reduce the capitalization of HH, Inc. below the amount of capitalization which exists at Closing if such reduction would adversely affect the tax status of HHA LP as a partnership for federal income tax purposes.

     7.4  PERSONNEL MATTERS.

          A. Buyer shall maintain on behalf of all employees employed by Buyer on and after the Closing Date ("Employees") such employee benefit plans as it may determine in its sole discretion and, except as provided in Section 7.4.B of this Agreement, such Employees shall participate in such employee benefit plans in accordance with the terms of such plans. For purposes of this
Section 7.4, the term "employee benefit plan" means each payroll practice, employee bonus, pension, profit sharing, stock option, stock appreciation, stock purchase, incentive, deferred compensation, hospitalization, medical, dental, vision, life and other health and disability (whether provided by insurance or otherwise) and other plan, program, arrangement, policy or payroll practice which provides employee benefits, including without limitation each employee benefit plan as defined in

Section 3(3) of ERISA, other than a Multiemployer Plan, maintained by Buyer or its affiliates, or to which Buyer or any of its affiliates contributes, for the benefit of Buyer's employees.

          B. With respect to each Employee who was employed by a Target Entity or PRC Inc. immediately prior to the Closing Date and who is employed by a corporate Target Entity or Buyer immediately following the Closing Date, the parties hereto agree as follows:

               i. Buyer agrees to credit each Employee for Employee's service with a Target Entity or PRC Inc. (as previously credited by such party) for purposes of eligibility and benefit service under Buyer's vacation leave and sick leave policies. Furthermore, Buyer agrees to permit each Employee to carry over vacation leave that such Employee has accrued but not used through the Closing Date, not to exceed one hundred sixty (160) hours, and to permit each Employee to carry over sick leave that such Employee has accrued but not used through the Closing Date, to be carried forward on a basis consistent with the limitations imposed by Buyer on its own employees. A list of such vacation and sick leave to be carried over is set forth, by employee, on Schedule 7.4.B.

               ii. Buyer agrees to credit each Employee for Employee's service with a Target Entity or PRC Inc. for purposes of eligibility under Buyer's other employee benefit plans other than Buyer's pension and retirement plans. With respect to any employee benefit plans that provide welfare benefits, such plans shall waive any exclusions with respect to preexisting conditions and shall provide that any expenses incurred on or prior to the Closing Date by any Employee under any Employee Plan of a Target Entity or PRC Inc. shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions under such employee benefit plans of Buyer.

               iii. Any amounts payable to any Employee who was employed by any Target Entity or PRC Inc. immediately prior to the Closing Date and who is not employed by any Target Entity or Buyer after the Closing Date shall be the sole responsibility of Stephen A. Goldberg, in the case of PRC Inc., CDM Inc., CDMA LP, HH Inc. and HHA LP Employees, and the Former PHH Owners, in the case of PHH Inc. and PHH LP employees.

     7.5 PROVISION OF AUDITED FINANCIALS. After the Closing, Seller shall, at the request and sole expense of Buyer, cause its independent accountants to prepare any audited or unaudited financial statements for any Target Entity (or any subgroup or segment thereof) and any other financial reports requested by Buyer for periods to be specified by Buyer, cooperate fully with such independent accountants in such endeavor (including the delivery of any items customarily provided by management to independent accountants in connection with audits to be included in securities law filings), and provide copies of all work products of such accountants and internal auditors assisting such accountants in connection therewith, including, without limitation, the final audited or unaudited financial statements, to Buyer. In addition, Seller shall make all of its personnel reasonably available to Buyer and its representatives and to take any and all other actions reasonably requested by Buyer in connection with any securities filing being prepared and/or filed by Buyer.

     7.6 FURTHER ASSURANCES. Each party hereto shall at any time, and from time to time after the Closing Date, upon request of the other party, execute, acknowledge and deliver all such further documents, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required to carry out the intent of this Agreement and the Ancillary Documents, to effectuate the Transactions, and to transfer to and vest title in Buyer the Rights, and shall take all such other actions necessary to effectuate the foregoing; provided, however, this Agreement shall be effective regardless of whether any such additional documents are executed or actions are taken.

     7.7 SELLER'S COSTS AND EXPENSES. Buyer shall pay or reimburse Seller, at Closing after being invoiced therefor, for Two Hundred Thousand Dollars ($200,000) of Seller's costs and expenses associated with the negotiation, execution and Closing of this Agreement and the consummation of the Transactions, including, without limitation, the negotiation of those certain letters of intent (the "LOIs") dated May 22, 1996 among Buyer and various of the parties constituting Seller, the performance of due diligence compliance, and the fees and expenses of legal counsel and other advisors, but excluding any tax liabilities arising hereunder.

     7.8  TAX MATTERS.

          A. Seller shall assume and pay any and all sales or other state, county or municipal taxes (if any) on the transfer to Buyer of the Rights hereunder.

          B. Seller shall execute the requisite elections under 338(h)(10) of the Internal Revenue Code so that Buyer may treat all parts of the transaction as an acquisition of assets.

          C. Buyer shall prepare and timely file at its own expense tax returns of CDM Inc. for which the due date (without regard to any extension) is after the Closing.

          D. Buyer shall prepare and timely file at its own expense tax returns of HH Inc. for which the due date (without regard to any extension) is after the Closing.

          E. Buyer shall prepare and timely file at its own expense tax returns of PHH Inc. for which the due date (without regard to any extension) is after the Closing.

          F. Seller shall permit Buyer, or its designated representative, to have access at any reasonable time and from time to time, after the Closing, to all relevant tax returns and supporting papers therefor of any Target Entity in respect of periods ending on or before the Closing, wherever located, and shall furnish, and request that the accountants of the Target Entities furnish, to Buyer, such additional tax and other information and documents with respect to tax returns filed or required to be filed in respect of periods beginning before the Closing, as Buyer may from time to time reasonably request. Seller shall provide Buyer with such cooperation, assistance and information as Buyer may request with respect to the filing of any tax return requiring information relating to periods through the Closing.

     7.9 COMMISSIONS. Buyer shall be solely responsible for payment of Five Hundred Fifty Thousand Dollars ($550,000) as commission due to Barnes, Morris, Pardoe & Foster. Except as set forth in the foregoing sentence, neither Buyer nor Seller has entered into any contract, arrangement or understanding with any person or firm which may result in an obligation to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the execution of this Agreement or the consummation of the Transactions; neither Buyer nor Seller is aware of any claim or basis for any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the execution of this Agreement or the consummation of the Transactions; and each party hereto shall indemnify and hold the others harmless against any claim by any third party that such third party was retained or hired by such party and is entitled to any finder's fee, brokerage or agent's commission or other like payment in connection with the execution of this Agreement or the consummation of the Transactions.

     7.10 NONCOMPETITION.

          A. Each of the Former PHH Owners covenants and agrees that neither such person nor any officer, employee, director, affiliate, agent or representative of such person, on behalf of such person or any affiliate of such person, shall:

               i. During the period ending three (3) years after the Closing Date, engage in or carry on, directly or indirectly, either for himself or herself or as a member of a partnership or limited liability company or as a stockholder of or investor in a corporation, or as an agent, associate or consultant of any person, partnership, limited liability company, corporation or other entity, any business in competition with the PHH Business, within a one (1) mile radius of each of Hamilton House and Casa del Mar. Notwithstanding the foregoing provisions of this Section 7.10, nothing contained in this Section 7.10.A(i) shall prevent the Former PHH Owners from purchasing an existing health care business whose existing clients include customers in the areas set forth in Sections 7.10.A(i). Should the Former PHH Owners purchase such a business, however, they will refrain, for three (3) years after Closing, from seeking or servicing additional customers in the areas set forth in 7.10.A(i).

               ii. During the period ending eighteen (18) months after the Closing Date, except with Buyer's consent, recruit, hire, engage, assist others in recruiting, hiring or engaging, discuss employment with or refer to others concerning employment, any person who is, or within the six (6)-month period immediately prior to the Closing Date was, an employee of or consultant or contractor to PHH Inc. or PHH LP or who was otherwise employed at either Hamilton House or Casa Del Mar, except for Hazel Mainguy and Yvonne Lammer; or

               iii. During the period ending three (3) years after the Closing Date, solicit or service residents of Hamilton House or Casa Del Mar for any purpose, except as set forth in Section 7.10.A(i).

          B.   Seller agrees that the remedy at law for any breach by it of
Section 7.10.A would be inadequate and that Buyer and any Target Entity shall be entitled to temporary and permanent injunctive relief. The term of the covenants contained in Section 7.10.A shall be tolled for the period commencing on the date any successful action is filed for injunctive relief or damages arising out of a breach by any Seller of Section 7.10.A and ending upon final adjudication (including appeals) of such action.

          C. If, in any judicial proceeding, the court shall refuse to enforce all of the separate covenants contained in Section 7.10.A because the time limit is too long, it is expressly understood and agreed between the parties hereto that, for purposes of such proceeding, such time limitation shall be deemed reduced to the extent necessary to permit enforcement of such covenants. If, in any judicial proceeding, the court shall refuse to enforce all of the separate covenants contained in Section 7.10.A because such covenants are more extensive (whether as to geographic area, scope of business or otherwise) than necessary to protect the business and goodwill of Buyer and any Target Entity, it is expressly understood and agreed between the parties hereto that, for purposes of such proceeding, the geographic area, scope of business or other aspect shall be deemed reduced to the extent necessary to permit enforcement of such covenants.

8.   INDEMNIFICATION.

     8.1 INDEMNIFICATION BY SELLER. Each of the Former PHH Owners (but only with respect to matters relating to PHH Inc. and PHH LP) and Stephen A. Goldberg, jointly and severally, agrees to indemnify and hold Buyer, HH Inc., HHA LP, CDM Inc., CDMA LP, PHH Inc. and PHH LP (for purposes of this Section 8.1, the "Indemnified Parties") harmless against, and shall reimburse each of them on demand for, any payment, loss, cost or expense (including reasonable attorneys' and paralegals' fees and reasonable costs of investigation incurred in defending against such payment, loss, cost or expense or claim therefor) made or incurred by or asserted against the Indemnified Parties at any time after the Closing Date in respect of:

          A. any and all liabilities of the Indemnified Parties of any nature, arising out of the conduct of the business of the Target Entities, whether absolute, contingent or otherwise, existing at the date of the Balance Sheets, to the extent not reflected or reserved against in the Balance Sheets or set forth in the Schedules hereto;

          B. any and all liabilities of or claims against the Indemnified Parties arising out of the conduct of the business of the Target Entities between May 31, 1996 and the Closing Date, whether absolute, contingent or otherwise, other than in the ordinary course of business thereof, as set forth in the Schedules hereto, or as consented to by Buyer, to the extent and in the amount that such payments, losses, costs or expenses are not reimbursed or paid to the Indemnified Parties under insurance policies held by them or taken into account pursuant to Section 1.4;

          C. any and all damage or deficiency resulting from any material omission, misrepresentation, breach of warranty or nonfulfillment of any term, provision, covenant or agreement on the part of Seller contained in this Agreement, or from any misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished to Buyer pursuant to this Agreement;

          D. any and all taxes and tax deficiencies in respect of Federal, state, local and foreign taxes of any nature incurred or payable by any Target Entity, including all interest and penalties thereon and costs and expense (including reasonable attorneys' and paralegals' fees and reasonable costs of investigation incurred in defending against such claim or levy or removing any lien) with respect to the taxable year ended December 31, 1995 and all prior taxable years;

          E. any and all taxes, interest, penalties, costs and expenses (including reasonable attorneys' and paralegals' fees and reasonable costs of investigation) with respect to the period from January 1, 1996 up to and including the Closing Date to the extent that such deficiencies, taxes, interest, penalties, costs and expenses exceed, in the aggregate, the amount of the aggregate reserves for such taxes maintained by the Indemnified Parties;

          F. any and all liabilities of or claims relating to any action or inaction by Seller's Agent, or otherwise as set forth in Section 1.2.B hereof; and

          G.   in the event that Buyer exercises its right, as set forth in
Section 1.4B, to proceed with the Transactions without purchasing the HHF LP Loans, any and all liabilities of and claims against the Indemnified Parties brought by the holder of the HHF LP Loans with respect to priority of payment issues.

     8.2  INDEMNIFICATION BY BUYER.  Buyer agrees to indemnify and hold Stephen
A. Goldberg, Martin J. Kirsch, Terry Peay, Robert H. Mainguy, David H. Mainguy and Diana L. Goldberg (for purposes of this Section 8.2, the "Indemnified Parties") harmless against, and shall reimburse the Indemnified Parties on demand for, any payment, loss, cost or expense (including reasonable attorneys' and paralegals' fees and reasonable costs of investigation incurred in defending against such payment, loss, cost or expense or claim therefor) made or incurred by or asserted against the Indemnified Parties at any time after the Closing Date in respect of (a) any omission, misrepresentation, breach of warranty, or nonfulfillment of any term, provision, covenant or agreement on the part of Buyer contained in this Agreement, or from any misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished to Seller pursuant to this Agreement, and (b) any and all liabilities of or claims against the Indemnified Parties of any nature arising out of the conduct of the business of the Target Entities after Closing, whether absolute, contingent or otherwise.

     8.3 PROCEDURE RE INDEMNIFICATION. With respect to any actual or potential claim, and the commencement of any action, or the occurrence of any other event which involves any matter or related series of matters (a "Claim") against which a party hereto is indemnified (for purposes of this Section 8.3, the "Indemnified Party") by the other party (the "Indemnifying Party") under
Section 8.1 or 8.2 hereof:

          A. Within a reasonable period of time after the Indemnified Party first receives written documents pertaining to the Claim or, if such Claim does not involve a third party Claim, within a reasonable period of time after the Indemnified Party first has actual knowledge of such Claim, the Indemnified Party shall give notice to the Indemnifying Party of such Claim in reasonable detail and stating the amount involved, if known, together with copies of any such written documents.

          B. If the Claim involves a third party Claim, then the Indemnifying Party shall have the sole right, at its sole cost, expense and ultimate liability, regardless of the outcome, and through counsel of its choice, which counsel shall be reasonably satisfactory to the Indemnified Party, to defend and settle such Claim at the Indemnifying Party's expense. With respect to any Claim, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party or any of its subsidiaries, affiliates, directors, officers or employees against whom a Claim is asserted, settle or compromise any claim or consent to entry of any judgment relating to any such Claim, which settlement, compromise or judgment does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party, or its subsidiaries, affiliates, directors, officers or employees, against whom a Claim is asserted, a release from all liabilities in respect of such Claim. In any event, Buyer and Seller shall fully cooperate with each other and their respective counsel in connection with any such Claim and the litigation, defense, settlement or other attempted resolution thereof.

9.   TERMINATION.

     9.1 TERMINATION. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the
Closing:

          A. By the mutual written consent of Seller (acting unanimously) and Buyer;

          B.   By Buyer if (i) the consent of the HHF partners referred to in
Section 4.12 shall not have been obtained within the time period set forth therein; (ii) Seller shall not have fulfilled all of Seller's pre-Closing covenants on or before July 31, 1996; (iii) all of Buyer's Conditions of Closing enumerated in Section 5.1 shall not have been fulfilled on or before July 31, 1996; or (iv) the Closing shall not have occurred on or before August 31, 1996.

          C. By Seller (acting unanimously) if (i) all of Seller's conditions to Closing enumerated in Section 5.2 shall not have been fulfilled on or before August 31, 1996; or (ii) the Closing shall not have occurred on or before August 31, 1996.

     9.2 REIMBURSEMENT OF EXPENSES. In the event that the consent of the HHF LP partners is not obtained in accordance with the provisions of Section 4.12, Stephen A. Goldberg shall, within thirty (30) days after being invoiced therefor, reimburse Buyer for up to Fifty Thousand Dollars ($50,000) of Buyer's out-of-pocket costs and expenses incurred in connection with the negotiation, execution and Closing of this Agreement and the consummation of the Transactions, including, without limitation, the negotiation of the LOIs, the performance of due diligence review, and the fees and expenses of legal counsel and other advisors.

     9.3 RELEASE OF DEPOSIT. In the event that the Closing does not occur for any reason except for breach of this Agreement by Buyer, Seller shall, within ten (10) days after demand therefor, return to Buyer the Deposit, in full, without deduction or offset.

     9.4 SURVIVAL. The provisions of all sections in Article 8 of this Agreement shall survive the termination of this agreement for any reason.

10.  MISCELLANEOUS.

     10.1 NOTICES. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or delivered by express delivery service or facsimile (if evidence of receipt is produced), addressed as follows:

          If to Buyer:   NHP Incorporated
                         8065 Leesburg Pike, Suite 400
                         Vienna, Virginia 22182
                         Facsimile:     (703) 394-2970
                         Attention:     Senior Executive of Asset Management;
                                   Senior Executive of Acquisitions;
                                   General Counsel; and Secretary

          Copy to:       Tucker, Flyer & Lewis
                         1615 L Street, N.W., Suite 400
                         Washington, D.C. 20036
                         Facsimile:     (202) 429-3231
                         Attention:     Thomas J. Knox, Esq.

          If to Seller:  As set forth in Schedule 10.1

(or to such other address as any party shall specify by written notice so given), and shall be deemed to have been delivered as of the date so personally delivered, received or mailed.

     10.2 BINDING EFFECT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Buyer may assign or delegate any or all of its rights or obligations under this Agreement to one or more affiliated entities; provided, however, that Buyer may not assign its obligation to make any promissory note under Section 1.2.A of this Agreement.

     10.3 ENTIRE AGREEMENT. This Agreement, together with the Attachments, Exhibits, Schedules and other documents contemplated hereby, constitute the final written expression of all of the agreements among the parties, and is a complete and exclusive statement of those terms and all prior expressions thereof (including, without limitation, the LOIs) are hereby revoked. This Agreement supersedes all understandings and negotiations concerning the matters specified herein and any representations, promises, warranties or statements made by either party that differ in any way from the terms of this Agreement and the Attachments, Exhibits, Schedules and other documents contemplated hereby shall be given no force or effect. The parties specifically represent, each to the other, that there are no additional or supplemental agreements between them related in any way to the matters herein contained unless specifically included or referred to herein. No addition to or modification of any provision of this Agreement shall be binding upon either party unless made in writing and signed by both parties hereto.

     10.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive laws of the District of Columbia, exclusive of the conflict of laws provisions thereof.

     10.5 EXPENSES. Except as otherwise expressly provided herein, and whether or not a Closing shall occur, each of the parties shall pay all expenses incurred by it in connection with or incident to the negotiation and preparation of this Agreement.

     10.6 SURVIVAL. All of the terms, conditions, covenants, warranties and representations contained in this Agreement shall survive, in accordance with their terms, delivery by Buyer of the consideration to be given by it hereunder and delivery by Seller of the consideration to be given by it hereunder, and shall survive the execution hereof and the Closing hereunder.

     10.7 CONFIDENTIALITY.

          A. Any confidential information provided by any party to any other shall be treated as confidential by the other and shall not be disclosed by such party, its agents, representatives, employees or legal or financial advisers to any person or in any manner without the prior written consent of the party furnishing such information; provided, however, that the party receiving such information may disclose such information to those employees and financial and legal advisors having a need to know such information, provided that such persons agree to hold such information confidential and not to disclose it to others.

          B. Seller and Buyer shall mutually agree in advance on the content and timing of each press release or other public disclosure to be made concerning this Agreement, the Ancillary Documents and/or the Transactions, subject to the disclosure requirements of the Securities and Exchange Commission and other regulatory bodies. Unless required by Law, neither Seller nor Buyer shall otherwise disclose or discuss this Agreement, the Ancillary Documents or the Transactions to or with third parties (other than advisors to or agents of Seller and Buyer who are obligated to maintain the confidentiality of such information) without the prior written consent of the other.

     10.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     10.9 HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     10.10. WAIVERS. Either Buyer or Seller may, by express written notice to the other, (a) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the conditions or covenants of the other contained in this Agreement; or (d) waive performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     10.11 INCORPORATION OF RECITALS. The recitals to this Agreement are hereby incorporated into this Agreement and made a part hereof for all purposes.

     10.12 SEVERABILITY. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

     10.13 REFUSAL TO CONSUMMATE. Notwithstanding any other provision of this Agreement, no party may refuse to consummate the Transactions, by reason of a failure of a condition of closing hereunder or otherwise, if such failure or other basis for refusal is, directly or indirectly, the result of such party's deliberate act or omission. In addition to any other remedies which may be available to a non-refusing party hereunder, and in view of the uniqueness of the Rights and the fact that a failure to consummate the Transactions would result in irreparable harm to such party, the remedies of injunctive relief and specific performance shall be available to such party to enforce the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year hereinabove first set forth.

                         [Signatures commence on next page]

                              BUYER:
WITNESS:                      NHP INCORPORATED,
                              a Delaware corporation


                         By:
- -------------------------          -------------------------
                              Linda Davenport,
                              Executive Vice President

                              CDM INC.:
                              CASA DEL MAR, INC., a Florida
                              corporation

                         By:
- -------------------------          -------------------------
                              Terry Peay, President

                              CDMA LP:
                              CASA DEL MAR ASSOCIATES
                              LIMITED PARTNERSHIP, a
                              Florida limited partnership

                              By: CASA DEL MAR INC., a
                              Florida corporation,
                              General Partner

                         By:
- -------------------------          -------------------------
                              Terry Peay, President

                              CDMP CORP.:
                              CASA DEL MAR PARTICIPATION
                              CORPORATION, a Florida
                              corporation

                         By:
- -------------------------          -------------------------
                              Martin J. Kirsch, President

                              HH INC.:
                              HAMILTON HOUSE, INC., a
                              Florida corporation

                         By:
- -------------------------          -------------------------
                              Terry Peay, President

                       [Signatures continued on following page]
                                        - 25 -

WITNESS:                      HHA LP:
                              HAMILTON HOUSE ASSOCIATES
                              LIMITED PARTNERSHIP, a
                              Florida limited
                              partnership

                              By: HAMILTON HOUSE INC., a
                              Florida, corporation,
                              General Partner

                         By:
- -------------------------          -------------------------
                              Terry Peay, President

                              HHF LP:
                              HAMILTON HOUSE FUNDING
                              LIMITED PARTNERSHIP

                              By: HAMILTON HOUSE FUNDING,
                              INC., a Florida
                              corporation, General
                              Partner

                         By:
- -------------------------          -------------------------
                              Terry Peay, President

                              PRC INC.:
                              PREFERRED RETIREMENT
                              COMMUNITIES, INC., a
                              Florida corporation

                         By:
- -------------------------          -------------------------
                              Terry Peay, President

                              PHH INC.:
                              PREFERRED HOME HEALTH, INC.,
                              a Florida corporation

                         By:
- -------------------------          -------------------------
                              David H. Mainguy, President

                        [Signatures continued on following page]
                                        - 26 -

WITNESS:                      PHH LP:
                              PREFERRED HOME HEALTH LIMITED
                              PARTNERSHIP, a Florida
                              limited partnership

                              By: PREFERRED HOME HEALTH,
                              INC., a Florida
                              corporation, General
                              Partner

                         By:
- -------------------------          -------------------------
                              David H. Mainguy, President

                         By:
- -------------------------          -------------------------
                              Stephen A. Goldberg


                         By:
- -------------------------          -------------------------
                              David H. Mainguy


                         By:
- -------------------------          -------------------------
                              Robert H. Mainguy


                         By:
- -------------------------          -------------------------
                              Diana L. Goldberg

                       [Signatures continued from previous page]
                                        - 27 -

                                      ATTACHMENTS

A    Representations and Warranties Regarding the Corporate Target Entities:
     HH Inc., CDM Inc. and PHH Inc.

B    Representations and Warranties Regarding the Limited Partnership Target
     Entities:  HHA LP, CDMA LP and PHH LP

C Representations and Warranties Regarding the Stockholders of the Corporate Target Entities: HH Inc., CDM Inc. and PHH Inc.

D    Representations and Warranties Regarding the Corporate Creditors:  CDMP
     Corp.

E    Representations and Warranties Regarding the Limited Partnership
     Creditor:  HHF LP

F    Representations and Warranties Regarding the Individual Creditor:
     Stephen A. Goldberg

G    Representations and Warranties Regarding the Management Company:  PRC
     Inc.

H    Representations and Warranties Regarding the Limited Partner of PHH LP:
     Diana L. Goldberg
                                        - 28 -

                                       EXHIBITS

NUMBER    DESCRIPTION

1.2.A          Form of Purchase Money Promissory Note

6.2.C          Form of Assignment Regarding HHF LP Loans

6.2.D          Form of Assignment Regarding Goldberg HH Loans

6.2.E          Form of Assignment Regarding Goldberg CDM Loans

6.2.F          Form of Assignment Regarding New CDM Management Agreement and
New
          HH Management Agreement

6.2.I          Form of Consulting Agreement

6.2.J          Opinion of Counsel

6.3.B          Form of Assumption and Release of November 11, 1987 Goldberg
          Promissory Note to HH Inc.

6.3.C          Form of Assumption and Release of October 2, 1988 Goldberg
          Promissory Note to CDM Inc.

                                      SCHEDULES

NUMBER    DESCRIPTION

0.G       HHF LP Loans

0.H       Goldberg HH Loans

0.I       Goldberg to CDM Loans

0.J       CDMP Corp. Loans

1.2.A          Payees

1.3       Allocation of Purchase Price

3.2       Required Governmental Consents

3.4       Violations of Laws, etc. or Charter

6.4       Rights Affected By Consent Requirements

7.4.B          Carried Over Vacation and Sick Leave

10.1      Notice Addresses

A-3       Required Governmental Consents

A-6 Officers and Directors, Bank Accounts, Powers of Attorney, Bonds and Sureties, Outstanding Debts, Interfering Powers of Attorney, and Insurance Policies

A-7       Subsidiaries and Affiliates

A-8       Financial Statements

A-10      Violations of Law, etc. or Charter

A-11      Contractual Transfers of Rights/Contract Amendments

A-13      Stockholders

A-17      Lease Agreements

A-18      Contracts/Breaches or Defaults

A-20      Business Property Rights

                                        - 30 -


A-20      ERISA/Other Labor Matters

A-21      Litigation, Arbitration or Administrative Proceedings

A-22      Government Audits

B-3       Required Governmental Consents

B-5       Capitalization

B-7       Bank Accounts, Powers of Attorney, Bonds and Sureties, Outstanding
          Debts and Insurance

B-8       Subsidiaries and Affiliates

B-9       Financial Statements

B-11      Violations of Law, etc., Partnership Agreement, Lease

B-12      Interim Changes

B-17      Real Estate and Improvements

B-18      Contracts/Breaches or Defaults

B-19      Business Property Rights

B-20      ERISA/Other Labor Matters

B-21      Litigation, Arbitration, or Administrative Proceedings

B-22      Government Audits

C-5       Loans, Advances, and Borrowings

D-2       Qualifications and Limitations as a Foreign Corporation

D-3       Required Governmental Consents

D-5       Violations of Law, etc. or Charter or Lease

D-6       Litigation, Arbitration or Administrative Proceedings

E-3       Required Governmental Consents

E-5       Violations of Law, Partnership Agreement, Lease

E-6       Litigation, Arbitration or Administrative Proceedings

                                        - 31 -


F-3       Required Governmental Consents

F-5       Violations of Law or Lease

F-6       Litigation, Arbitration or Administrative Proceedings

G-3       Required Governmental Consents

G-5       Violations of Law or Lease

G-6       Litigation, Arbitration or Administrative Proceedings

                                    ATTACHMENT A

                      REPRESENTATIONS AND WARRANTIES REGARDING EACH OF

                           THE CORPORATE TARGET ENTITIES:

                           HH INC., CDM INC. AND PHH INC.


     1. OBLIGATIONS. Except as set forth on Schedule A-1, the Entity has outstanding no loan, borrowing, advance, indebtedness, obligation or liability to any other Seller, nor does any other Seller possess, hold or claim any mortgage, lien, security interest, claim, charge or encumbrance (each, a "Lien" and, collectively, "Liens") on or against the Entity or any assets thereof.

     2. EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY; COMPLIANCE WITH LAW. The Entity is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida, its jurisdiction of incorporation. There is no other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary. The Entity has all requisite corporate power and authority to own, lease or otherwise hold its properties and carry on its business as now conducted. The Entity has all licenses, permits and other authorizations and has taken all actions required by applicable Laws in connection with its business as now conducted, and is not in violation of any Laws to which it is subject.

     3. VALIDITY AND EFFECT OF AGREEMENTS AND TRANSACTIONS. The Entity has all requisite corporate power and authority to execute and deliver this Agreement and all of the other agreements, certificates and other documents delivered or to be delivered on or after the date hereof and at or prior to the Closing in connection with the transactions contemplated hereby (the "Ancillary Documents") to which it is or shall be a party, and to consummate such transactions (collectively, the "Transactions"). The execution and delivery by the Entity of this Agreement or the Ancillary Documents to which the Entity is or shall be a party and the consummation by the Entity of the Transactions have been duly authorized by all necessary corporate action on the part of the Entity. This Agreement and the Ancillary Documents to which the Entity is or shall be a party have been, or shall be, as the case may be, duly executed and delivered by the Entity and are or shall be, as the case may be, enforceable against the Entity in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the enforcement of creditors' rights generally. Except as set forth on Schedule A-3, the consummation of the transactions contemplated hereby does not require the consent of any third party not obtained, no consent, approval, order or authorization of, or registration, declaration or filing with, any court or any domestic, state, local or foreign government or any subdivision, agency, authority or instrumentality thereof (each, a "Governmental Authority") is required to be obtained or made by or with respect to the Entity in connection with the execution and delivery of this Agreement or the

Ancillary Documents to which the Entity is or shall be a party, or the consummation by it of the Transactions.

     4. SOLVENCY. The Entity is solvent and currently has the ability to pay its debts when due, and the value of its current assets exceeds the aggregate amount of its current liabilities. Neither the Entity nor any creditor has instituted by petition, application, answer, consent or otherwise any bankruptcy, insolvency, readjustment of debts, liquidation or similar proceeding relating to the Entity. No creditor of the Entity has applied for a receiver, trustee or similar officer with respect to any of the property of the Entity, and neither the Entity nor its creditors have instituted by petition, application, answer, consent or otherwise any bankruptcy, insolvency, reorganization arrangement, readjustment of debts, liquidation, dissolution or similar proceeding relating to the Entity.

     5. RECORDS. The corporate minute books of the Entity to be delivered to Buyer at the Closing contain true and complete copies of the certificate of incorporation of the Entity, as amended to the Closing Date (the "Charter"), the bylaws of the Entity, as amended to the Closing Date (the "Bylaws"), and the minutes of all meetings of directors and stockholders, and certificates reflecting actions taken by the directors or the stockholders without a meeting, from the date of incorporation of the Entity to the Closing Date. All files, records and information which pertain to the business of the Entity are intact in all material respects and in usable form and format. True and complete copies of the Charter and Bylaws, each as amended through the date hereof, have previously been provided to Buyer.

     6. OFFICERS AND DIRECTORS; BANK ACCOUNTS; POWERS OF ATTORNEY; INSURANCE. The officers and directors of the Entity (immediately prior to the effectiveness of resignations required at the Closing) are as set forth on Schedule A-6, which also sets forth (a) the name of each bank, savings institution or other person or entity with which the Entity has an account or safe deposit box and the names and identification of all persons authorized to draw thereon or to have access thereto, (b) the names of all persons, if any, holding powers of attorney from the Entity and a statement of the terms thereof, (c) a complete list of all outstanding bonds or surety arrangements issued or entered into in connection with the business of the Entity, (d) a list of any debt, liability or obligation of any person or entity guaranteed as to payment or performance in whole or in part, by the Entity and (e) a complete list of all insurance policies owned by the Entity or for which it is responsible (for fire, liability, casualty, use and occupancy, life, disability or other coverage). Copies of all such policies and amendments thereto have been provided to Buyer.

     7. SUBSIDIARIES; AFFILIATES. The Entity has no subsidiaries (as that term is defined in Rule 405 promulgated under the Securities Act of 1933). Schedule A-7 lists all of the affiliates (as that term is defined in Rule 405 promulgated under the Securities Act of 1933) of the Entity which conduct part of the Business. Except as set forth on Schedule A-7, the Entity does not own, directly or indirectly, any interest in any entity or other business organization or association which is also engaged in the Business or any part of the Business. Except as set forth on Schedule A-7, the Entity has no debt, equity or other investment or interest in any corporation, business trust, limited liability company, partnership, joint venture or other entity or any strategic alliance with any other entity.

     8. FINANCIAL STATEMENTS. Attached hereto as Schedule A-8, to the extent provided by the Entity, are any or all of the following: (i) a balance sheet of the Entity as of the end of the last fiscal year (the "1995 Balance Sheet"),
(ii) an unaudited statement of operations of the Entity for the last fiscal year, (iii) a 1995 balance sheet of the Entity as of December 31, 1995 (the "Interim Balance Sheet"), and (iv) a current statement of operations of the Entity (collectively, the "Financial Statements"). The 1995 Balance Sheet and the Interim Balance Sheet are hereinafter collectively referred to as the "Balance Sheets". The Financial Statements fully and fairly set forth the financial condition of the Entity as of the dates indicated, and the results of its operations for the periods indicated, in accordance with generally accepted accounting principles consistently applied, except as otherwise stated therein and in the related reports of independent accountants.

     9. UNDISCLOSED LIABILITIES. The Entity has no liabilities or obligations whatsoever, either accrued, absolute, contingent or otherwise, which are not reflected or provided for in the Financial Statements except (a) those arising after the date of the Interim Balance Sheet which are in the ordinary course of business, in each case in normal amounts and none of which is materially adverse, and (b) as and to the extent specifically described in the Schedules hereto.

     10. TRANSACTIONS NOT A BREACH. Neither the execution, delivery or performance by the Entity of this Agreement and the Ancillary Documents to which the Entity is a party nor the consummation of the Transactions shall:

          A. Violate or conflict with or result in a breach of any provision of any federal, state or local law, code or ordinance or any rule or regulation promulgated by any Governmental Authority thereunder (each, a "Law" and, collectively, "Laws"), order, permit, judgment, injunction, decree or other decision of any court or other tribunal or any Governmental Authority binding on the Entity;

          B. Violate or conflict with any provision of the bylaws or certificate of incorporation of the Entity;

          C. Constitute an event permitting any party to a Lien, lease, agreement, contract, instrument, order or decree or other document to accelerate any obligation, liability or debt of the Entity or terminate or modify such Lien, lease, agreement, contract, instrument, order or decree or other document, or any obligation, right or interest thereunder;

          D. Result in the creation or imposition of any Lien upon the Entity's capital stock or assets; or

          E. Result in, create or cause a breach or default in or under any contract, agreement, commitment, indenture, Lien, note, bond, lease, license or other instrument or obligation to which the Entity is a party or by which it is bound.

     11. ABSENCE OF CERTAIN CHANGES OR EVENTS SINCE THE DATE OF THE INTERIM BALANCE SHEET. Except as set forth in Schedule A-11, since the date of the Interim Balance Sheet, the Entity has not:

          A. Suffered any material adverse change in the financial condition, business or prospects of the Entity;

          B. Incurred any obligation or liability (fixed or contingent), except normal trade or business obligations incurred in the ordinary course of business and consistent with past practice, none of which is materially adverse;

          C. Discharged or satisfied any lien, security interest or encumbrance or paid any obligation or liability (fixed or contingent), other than in the ordinary course of business and consistent with past practice;

          D. Mortgaged, pledged or subjected to any lien, security interest or other encumbrance any of its assets or properties (other than mechanic's, materialman's and similar statutory liens arising in the ordinary course of business and purchase money security interests arising as a matter of law between the date of delivery and payment);

          E. Transferred, leased or otherwise disposed of any of its assets or properties except for a fair consideration in the ordinary course of business and consistent with past practice or acquired any material amount of assets or properties except in the ordinary course of business and consistent with past practice;

          F. Canceled or compromised any debt or claim, except in the ordinary course of business and consistent with past practice;

          G. Waived or released any rights, claims or debts (other than by satisfaction thereof);

          H. Transferred or granted any rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names, service marks or copyrights or with respect to any know-how;

          I. Made or granted any wage or salary increase applicable to any group or classification of employees, paid or agreed to pay any bonus, entered into any employment contract or made any loan to or entered into any material transaction of any other nature with any director, officer, stockholder or employee of the Entity;

          J. Entered into any transaction, contract, lease, guarantee or commitment or entered into or agreed to any material amendment or premature termination of any agreement, contract, commitment, lease or plan to which the Entity was a party or by which it was bound;

          K. Suffered any casualty loss or damage (whether or not such loss or damage shall have been covered by insurance);

          L. Made any material agreement or commitment for capital expenditures, capital additions or leasehold improvements;

          M. Purchased, repurchased, redeemed or otherwise acquired or disposed of any capital stock or other securities, declared or paid any dividends or other distribution to its stockholders or authorized or affected any amendment or restatement of its Charter or Bylaws; or

          N.   Made any change in accounting practices or procedures.

     12.  TAXES.

          A. The Entity (a) has duly and timely filed or caused to be filed all Federal, state, local and foreign tax returns required to be filed by it prior to the date of this Agreement which relate to the Entity or with respect to which the Entity or the assets or properties of the Entity are liable or otherwise in any way subject and has included therein all material required data, information or other matters, which are true and correct in all material respects, (b) has paid or fully accrued for all taxes shown to be due and payable on such returns (which taxes are all the taxes due and payable under the Laws pursuant to which such returns were filed) and (c) has properly accrued for all such taxes accrued in respect of the Entity or the assets and properties of the Entity for periods subsequent to the periods covered by such returns. No deficiency in any payment of taxes for any period has been asserted by any taxing body and remains unsettled at the date of this Agreement. Copies of all Federal and state income, sales, use, employment, excise, property, franchise or any other tax returns of the Entity have been made available for inspection by Buyer. There are no pending or threatened audits or investigations relating to any taxes for which the Entity may become liable, and no deficiencies for any taxes have been asserted, assessed or prepared against the Entity. No income tax returns of the Entity have been audited for prior periods through and including 1995. The Entity has not given or been requested to give any waiver of any statute of limitation relating to the payment of any taxes by the Entity.

          B. The Entity has withheld or collected for each payment or distribution made to each of its employees or stockholders the amount of all taxes required to be withheld or collected therefrom and has duly and timely paid the same to the appropriate governmental agencies to the extent required to do so. The Entity has collected from each of its customers the amount of all sales, use, excise and similar taxes required to be collected and has duly and timely remitted the same to the appropriate governmental agencies to the extent required to do so.

     13. TITLE TO THE ENTITY'S CAPITAL STOCK. The issued and outstanding capital stock of the Entity (the "Entity Shares") are (i) duly authorized, validly issued, fully paid and nonassessable and are owned by the persons listed in Schedule A-13 (the "Entity Stockholders") free and clear of all liens, encumbrances, charges, proxies, assessments and adverse claims, and (ii) subject to no restrictions (except as provided in applicable state and Federal securities laws) with respect to transferability, whether to Buyer in accordance with the terms of this Agreement or otherwise. Upon transfer of the Entity Shares by the Entity Stockholders, Buyer shall, as a result, receive good and marketable title to all of the Entity Shares, free and clear of all security interests, liens, encumbrances, claims, charges, proxies, assessments, restrictions and adverse claims. There are no outstanding rights, warrants, options, conversion rights, subscriptions, agreements or commitments (written or oral) giving anyone any right to acquire, directly or indirectly, any capital stock or other securities of the Entity.

     14. TITLE TO PROPERTY AND ASSETS. The Entity has good and marketable title to all of the properties and assets used by it in the conduct of its business (including, without limitation, the properties and assets reflected in the Balance Sheets, except any properties or assets since disposed of for fair consideration in the ordinary course of business), and none of such properties or assets is, except as disclosed in the Balance Sheets or the Schedules hereto, subject to any contract of sale not in the ordinary course of business or subject to any Liens.

     15. ACCOUNTS RECEIVABLE. The Entity's accounts receivable have arisen in the ordinary course of its business, consistent with past practices, for goods sold or services performed.

     16. CONDITION OF PERSONAL PROPERTY. All tangible personal property, equipment, fixtures and inventories included within the assets of the Entity or required to be used in the ordinary course of business shall be in the same location and condition at Closing as on the execution date hereof, other than replacements made in the ordinary course of business.

     17. REAL ESTATE. The Entity owns no interest in any real estate other than leasehold interests or improvements. The Entity has provided Buyer with a true and complete copy of each and every lease agreement or an accurate summary of the significant rental terms (including rents, termination dates and renewal conditions), and each lease agreement is listed on Schedule A-17. The improvements upon such properties and use thereof by the Entity conform to all applicable lease restrictions, zoning and other local ordinances.

     18. LIST OF CONTRACTS AND OTHER DATA. Schedule A-18 hereto sets forth the following:

          A. All employment and consulting agreements, collective bargaining and other labor agreements, executive compensation plans, bonus plans, deferred compensation agreements, employee pension or retirement plans, employee stock purchase and stock option plans, group life insurance, hospitalization insurance or other plans or arrangements providing for benefits to employees of the Entity;

          B. All Contracts under which the Entity is a lessee or lessor of real or personal property with annual rental exceeding $6,000 per lease;

          C. All Contracts between the Entity and its vendors, suppliers, distributors, resellers, agents and employees;

          D. All Contracts of the Entity relating to leasing, brokerage, consulting or other services; environmental liabilities; capital expenditures; acquisitions; joint ventures or partnerships; licenses; purchases or sales of materials, supplies, equipment or other property; the lending or borrowing of money (including, without limitation, Liens, loan agreements, notes and guarantees); or Liens on any assets used in the conduct of the Business;

          E. All Contracts between the Entity and any other Seller or any affiliate thereof; and

          F. All Contracts to which the Entity is a party, or to which it or any of its assets or properties are subject and which are not specifically referred to in paragraph A, B, C, D or E above.

True and complete copies of all documents and complete descriptions of all oral understandings, if any, referred to on Schedule A-18 have been provided or made available to Buyer and its counsel.

          G. EFFECT. Except as set forth on Schedule A-18, all of the Contracts listed on Schedule A-18 are in full force and effect and neither the Entity nor, to the knowledge of the Entity, any other party thereto is (with or without notice or lapse of time or both) in breach or default in any respect thereunder. The Entity is not in default under any contract to which it is a party or by which it is bound, nor has any event occurred which, after the giving of notice or the passage of time or both, would constitute a default under any such contract. The Entity has no reason to believe that the parties to such contracts shall not fulfill their obligations under such contracts in all material respects or are threatened with insolvency. The Entity is not a party to or bound by any Lien, lease, agreement, instrument, order, judgment or decree which would prohibit the execution of this Agreement or prohibit the consummation of any of the transactions provided for in this Agreement.

     19. BUSINESS PROPERTY RIGHTS. Schedule A-19 describes all computer software, patents, trademarks and trade names, trademark and trade name registrations, service mark registrations, copyrights and copyright registrations, which are unexpired as of the date hereof, reasonably necessary to or used in connection with the operation of the Entity's business, as well as all applications pending on such date for patents or for trademark, trade name, service mark or copyright registrations, and all other proprietary rights, owned or held by the Entity, or licensed or otherwise provided to the Entity. The foregoing property, together with (a) all designs, methods, inventions and know-how related thereto, and (b) all trademarks, trade names, service marks and copyrights claimed or used by the Entity that have not been registered (collectively, the "Business Property Rights"), constitute all such proprietary rights reasonably necessary to, or used primarily in, the conduct of the business of the Entity. The Entity owns or has valid rights to use all such Business Property Rights without conflict with the rights of others. Except as set forth on Schedule A-19, no person or entity has made or threatened to make any claim that the operation of the business of the Entity is in violation of or infringes any Business Property Rights or any other proprietary or trade rights of any third party. All such designs, methods, inventions and know-how constitute trade secrets of the Entity within the meaning of all applicable Laws, and the Entity has taken all necessary steps required by Law to protect those trade secrets as such. To the best knowledge of the Entity, no third party is in violation of, or is infringing upon, any Business Property Rights of the Entity.

     20.  EMPLOYEE AND LABOR MATTERS.

          A. Except as specified in Schedule A-20, at no time in the past five (5) years has the Entity sponsored, maintained, supported, contributed to or otherwise been a party to or been in default under, or had any obligations under any "employee pension benefit plan," as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Pension Plan"), any "employee welfare benefit plan," as defined in Section 3(1) of ERISA (a "Welfare Plan"), any bonus, stock option, stock purchase, deferred compensation plans or arrangements, other employee fringe benefits plans or employee benefit plans within the meaning of Section 3(3) of ERISA (all of the foregoing being referred to as a "Benefit Plan"). The Entity has delivered to Buyer true and complete copies of any Benefit Plan (or, if unwritten, a description thereof), all related investment agreements, insurance policies, annuity contracts, trust agreements or other funding arrangements relating to such Benefit Plans, the three (3) most recent Forms 5500 filed with the Internal Revenue Service ("IRS") with respect to each Benefit Plan, the most recent summary plan description for any Benefit Plan (if required), the most recent actuarial report or financial statements (if applicable), and the I.R.S. determination letter (if applicable) with respect to each such Benefit Plan. The Entity hereby makes the following representations and warranties, each of which is true and accurate as of the date hereof:

               (1) All contributions to a Benefit Plan that may have been required in accordance with the terms of such Benefit Plan, and/or pursuant to the requirements of Sections 302 of ERISA and Section 412 of the Internal Revenue Code of 1986, as amended (the "Code"), have been timely made as of the date hereof. There has been no application for, or waiver of, the minimum funding standards of Section 412 of the Code. There is no "accumulated funding deficiency" within the meaning of Section 412(a) of the Code or Section 302 of ERISA as of the most recent plan year, and there were no "unfunded benefit liabilities," as defined in Section 4001(a)(18) of ERISA. For each Benefit Plan, the liabilities do not exceed the assets, and no material adverse change has occurred with respect to the funded status of each Benefit Plan that is not reflected on the Entity's financial statements.

               (2) With respect to any Benefit Plan that is a Pension Plan and is intended to qualify under Section 401(a) of the Code, a favorable determination letter has been received from the Internal Revenue Service that such Plan satisfies the qualification requirements of the Code, which determination takes into account all legal requirements in effect as of the date hereof. No action or failure to act has occurred since the date of such determination that would result in any loss of such qualification, and such Pension Plan has not been amended subsequent to the date of such determination.

               (3) The Entity does not now, and has not at any time in the past, sponsored, adopted, contributed to, maintained or been obligated to contribute to a plan that is a "multiemployer plan", within the meaning of
Section 3(37) of ERISA, or that is subject to the provisions of Title IV of ERISA. The Entity does not now, and has not at any time in the past, have any accrued liability under Section 4201 of ERISA for any complete or partial withdrawal liability from a multiemployer plan.

               (4) No "reportable event" (as described in Section 4043 of ERISA) has occurred. There exists no condition or set of circumstances as of the date hereof which presents a risk of the termination of any Benefit Plan that could result in any liability of the Entity to the Pension Benefit Guaranty Corporation.

               (5) Neither the Entity, nor any Benefit Plan, nor any trustee of a Benefit Plan, has engaged in a "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 of ERISA, or has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA.

               (6) There are no pending or anticipated claims against or otherwise involving any of the Benefit Plans, and no suit, action or other litigation has been brought against or with respect to any Benefit Plan, other than routine claims for benefits incurred in the ordinary course of Benefit Plan activities.

               (7) Except as set forth on Schedule A-20, no personnel of the Entity are entitled to any unfunded benefits, or to any benefits that are payable after the date hereof under any employment, vacation, sick leave, seniority, severance or termination agreement or policy (whether written or unwritten).

          B. Any Benefit Plan or employee benefit arrangement which otherwise provides benefits or compensation for services to any employees, dependents or beneficiaries has been maintained and administered at all times in full compliance with the terms thereof and with all applicable Laws including, without limitation, the Code, ERISA, the Age Discrimination in Employment Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, and Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

          C. Except as may be required by COBRA, the Entity has not, within the past three (3) years, provided or been obligated to provide any post-retirement medical or other benefits to any present or former employees, and the Entity does not have any contingent liability under any Benefit Plant to provide any post-retirement medical benefits at any time in the future. Except as provided on Schedule A-20, each employee, former employee, "qualified beneficiary" (as defined in COBRA) or other individual for whom a "qualifying event" (as defined in COBRA) occurred on or after January 1, 1990, received notice of his or her right to elect to continue health care coverage, in accordance with the requirements of COBRA, and elected not to continue such health care coverage.

          D. The Entity has not and is not engaged in any unfair labor practice or violation of the Fair Labor Standards Act or Service Contract Act.

          E. Except as specified on Schedule A-20, the Entity is not a party to any collective bargaining agreement; there are no controversies between the Entity and any of its employees which might reasonably be expected to adversely affect the conduct of its business, or any unresolved grievances or unfair labor practice or labor arbitration proceedings pending or threatened relating to the Entity's business; and to the best knowledge of the Entity there are not any organizational efforts presently being made or threatened involving any of the Entity's employees.

          F. Except as specified on Schedule A-20, the Entity has not received notice of any claim (i) that it has not complied with any Laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination and employment safety, (ii) that it is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing or (iii) that any employee or former employee has alleged wrongful termination, failure to hire, harassment or discrimination by reason of race, age, sex, handicap or veteran's status.

     21. LITIGATION. Except as set forth on Schedule A-21, there are no actions, suits, proceedings (including arbitration or administrative proceedings), claims, demands or investigations with respect to the Entity involving claims by or against the Entity pending or, to the best knowledge of the Entity or any Stockholder of the Entity, threatened or contemplated at law, in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. No basis for any such action, suit or proceeding exists, and there are no orders, judgments, injunctions or decrees of any court or governmental agency with respect to which the Entity has been named or is a party which apply, in whole or in part, to the business of Entity or to any of the assets or properties of the Entity or the Entity Shares or which would result in any adverse change in the business or prospects of the Entity.

     22. GOVERNMENT CONTRACTS. For purposes hereof, "Government" includes any agency or instrumentality of the United States of America, any state, city, territory or subdivision thereof, any foreign nation or subdivision thereof or any agency or instrumentality of any of them.

          A. During the past five (5) years, the Entity has not been suspended or debarred from bidding on contracts or subcontracts for, or supplying goods or services to, the Government nor has any such suspension or debarment action been threatened or commenced. There is no valid basis, nor specific circumstances which with the passage of time would become a basis, for the Entity's suspension or debarment from bidding on contracts or subcontracts with or for the Government.

          B. Except for contract audits of a routine nature, and except as set forth on Schedule A-22, during the past five (5) years, (i) the Entity has not been audited or investigated by the U.S. Department of Housing and Urban Development ("HUD"), the Florida Department of Health and Rehabilitative Services, the Florida Agency for Health Care Administration or any other agency of the Government or the inspector general or auditor general or similar functionary of any agency of the Government, and no such audit has been threatened and (ii) the Entity has not received any "flags," advisories or other notices advising the Entity that it was in default or would, if it failed to take remedial action, be (a) in violation of Laws, (b) in default under a contract or subcontract with the Government or (c) in violation of any requirement for participation in any Government program.

          C. There is no current dispute to which the Entity is a party pending before a contracting officer of, nor a current formal claim by the Entity pending against, the Government. There exists no basis for a claim of any liability by the Entity as a result of cost or pricing data submitted to the Government within the past five (5) years. No employee, agent, consultant or representative of the Entity is in receipt or possession of any competitor or Government proprietary or procurement sensitive information under circumstances where such receipt or possession is unlawful or unauthorized.

          D. The Entity and its officers, directors, agents, employees or representatives have not (i) used any Entity funds for unlawful contributions, payments, gifts or entertainment with respect to the Government, (ii) made unlawful expenditures or contributions relating to political activity to Government officials or others or (iii) accepted or received any unlawful contributions, payments, gifts or entertainment.

          E. All contracts, subcontracts and procurement arrangements between the Entity and the Government are valid, effective and binding obligations of the parties thereto in accordance with their terms, and none of them is in default, or would, with notice or the passage of time, be in default. No consent of the Government is required to continue all contracts, subcontracts, procurement arrangements or participation by the Entity in programs of the Government as a result of the execution of this Agreement or consummation of the Transactions.

     23.  ENVIRONMENTAL MATTERS.

          A. As used herein, (i) "Environmental Laws" includes, without limitation, any Law, policy, permit or order pertaining to the emission, release, spill, leakage or other discharge of Hazardous Materials into the air, surface water, groundwater, soil, substrata or other aspect of the environment or the manufacturing, processing, sale, generation, treatment, transportation, storage, disposal or labeling of any Hazardous Materials; and (ii) "Hazardous Materials" includes, without limitation, any substances regulated by Environmental Laws, defined, classified or listed in any applicable Laws as a hazardous, toxic, pathogenic or infectious material or substance or which is regulated due to its ignitability, corrosivity, reactivity, radioactivity, carcinogenicity, toxicity or similar characteristics.

          B. With respect to the period prior to the purchase by the Entity of any real property that it holds or has held, to the best knowledge of the Entity and the Stockholders, except as set forth in the June 1995 Phase I Environmental Report provided to Buyer, (i) the previous owners of such property were in compliance with all applicable Environmental Laws and obtained all permits and other authorizations from, and submitted all necessary materials and payments to, the appropriate person or governmental authority needed or required to operate any facilities in compliance with applicable Environmental Laws; (ii) the previous owners of the property did not violate any applicable Environmental Laws, including through direct or indirect on-site generation, treatment, processing, storage or disposal of Hazardous Materials, off-site transportation, treatment, processing, storage and disposal of Hazardous Materials, release, emission, spill, leakage or other discharge of Hazardous Materials into any aspect of the environment, in connection with the conduct of the owner's business; (iii) no asbestos, polychlorinated biphenyl or other Hazardous Materials or underground storage tanks are contained in or located at any facility or property owned, leased or controlled by the Entity, and no Hazardous Materials were handled or dealt with in any way in connection with the business of the previous owner;

and (iv) previous owners of the property did not receive any "flags," advisories or other notices of non-compliance with Environmental Laws with respect to the property.

          C. With respect to the period beginning with and subsequent to the purchase by the Entity of any real property that it holds or has held, except as set forth in the June 1995 Phase I Environmental Report provided to Buyer,
(i) the Entity has always been and is in compliance with all applicable Environmental Laws and has obtained all permits and other authorizations from, and submitted all necessary materials and payments to, the appropriate person or governmental authority needed or required to operate its facilities in compliance with applicable Environmental Laws; (ii) the Entity has not in the past violated any applicable Environmental Laws, including through direct or indirect on-site generation, treatment, processing, storage or disposal of Hazardous Materials, off-site transportation, treatment, processing, storage and disposal of Hazardous Materials, release, emission, spill, leakage or other discharge of Hazardous Materials into any aspect of the environment, in connection with the conduct of the Entity's business or at any property or facility of the Entity; (iii) no asbestos, polychlorinated biphenyl or other Hazardous Materials or underground storage tanks are contained in or located at any facility or property owned, leased or controlled by the Entity, and no Hazardous Materials are handled or dealt with in any way in connection with the business of the Entity or at any property or facility on or at which the Entity has operations or provides services, and (iv) the Entity has not received any "flags," advisories or other notices of non-compliance with Environmental Laws with respect to the Managed Properties.

     24. NO BROKERS. Except as set forth in Section 7.9 of the Agreement, the Entity has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Buyer or the Entity to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, and the Entity is not aware of any claim or basis for any claim against Buyer or the Entity for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Transactions.

     25. NO MISREPRESENTATION OR OMISSION. No representation or warranty by the Entity in this Attachment or in any other Attachment, Schedule, Article or Section of this Agreement, or in any certificate or other document furnished by the Entity pursuant hereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading or necessary to provide Buyer with accurate information with respect to the Entity, the Business or the Transactions.

                                    ATTACHMENT B

                      REPRESENTATIONS AND WARRANTIES REGARDING

                      THE LIMITED PARTNERSHIP TARGET ENTITIES:

                             HHA LP, CDMA LP AND PHH LP


     1. OBLIGATIONS. Except as set forth in Schedule 0.G, 0.H, 0.I, or 0.J, the Entity has outstanding no loan, borrowing, advance, indebtedness, obligation or liability to any other Seller, nor does any other Seller possess, hold or claim any mortgage, lien, security interest, claim, charge or encumbrance (each, a "Lien" and, collectively, "Liens") on or against the Entity or any assets thereof.

     2. EXISTENCE; GOOD STANDING; AUTHORITY; COMPLIANCE WITH LAW. The Entity is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Florida. There is no other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary. The Entity has all requisite power and authority to own, lease or otherwise hold its properties and carry on its business as now conducted. The Entity has all licenses, permits and other authorizations and has taken all actions required by applicable Laws in connection with its business as now conducted, and is not in violation of any Laws to which it is subject.

     3. VALIDITY AND EFFECT OF AGREEMENTS AND TRANSACTIONS; CONSENTS. The Entity has all requisite power and authority to execute and deliver this Agreement and all of the other agreements, certificates and other documents delivered or to be delivered on or after the date hereof and at or prior to the Closing in connection with the transactions contemplated hereby (the "Ancillary Documents") to which it is or shall be a party, and to consummate such transactions (collectively, the "Transactions"). The execution and delivery by the Entity of this Agreement or the Ancillary Documents to which the Entity is or shall be a party and the consummation by the Entity of the Transactions have been duly authorized by all necessary action on the part of the Entity. This Agreement and the Ancillary Documents to which the Entity is or shall be a party have been, or shall be, as the case may be, duly executed and delivered by the Entity and are or shall be, as the case may be, enforceable against the Entity in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the enforcement of creditors' rights generally. The consummation of the transactions contemplated hereby does not require the consent of any third party not obtained, and, except as set forth on Schedule B-3, no consent, approval, order or authorization of, or registration, declaration or filing with, any court or any domestic, state, local or foreign government or any subdivision, agency, authority or instrumentality thereof (each, a "Governmental Authority") is required to be obtained or made by or with respect to the Entity in connection with the execution and delivery of this

Agreement or the Ancillary Documents to which the Entity is or shall be a party, or the consummation by it of the Transactions.

     4. SOLVENCY. The Entity is solvent and currently has the ability to pay its debts when due, and the value of its current assets exceeds the aggregate amount of its current liabilities. Neither the Entity nor any creditor has instituted by petition, application, answer, consent or otherwise any bankruptcy, insolvency, readjustment of debts, liquidation or similar proceeding relating to the Entity. No creditor of the Entity has applied for a receiver, trustee or similar officer with respect to any of the property of the Entity, and neither the Entity nor its creditors have instituted by petition, application, answer, consent or otherwise any bankruptcy, insolvency, reorganization arrangement, readjustment of debts, liquidation, dissolution or similar proceeding relating to the Entity.

     5. CAPITALIZATION; PARTNERS. The capitalization of the Entity is set forth on Schedule B-5. The partners of the Entity (immediately prior to the effectiveness of resignations required at the Closing) (the "Partners") are as set forth on Schedule B-5. There are no other Partners of the Entity other than those set forth on Schedule B-5. There are no outstanding subscriptions, warrants, options, rights or other commitments obligating the Entity to issue or sell any additional interest in the Entity and there are no claims, charges, liens or encumbrances on, or in respect of, any existing interest in the Entity.

     6. RECORDS. The records of the Entity to be delivered to Buyer at the Closing contain true and complete copies of the certificate of limited partnership of the Entity, as amended to the Closing Date (the "Certificate") and the partnership agreement, as amended to the Closing Date (the "Partnership Agreement"). All files, records and information which pertain to the business of the Entity are intact in all material respects and in usable form and format. True and complete copies of the Certificate and Partnership Agreement, each as amended through the date hereof, have previously been provided to Buyer.

     7. BANK ACCOUNTS; POWERS OF ATTORNEY; INSURANCE. Schedule B-7 sets forth (a) the name of each bank, savings institution or other person or entity with which the Entity has an account or safe deposit box and the names and identification of all persons authorized to draw thereon or to have access thereto, (b) the names of all persons, if any, holding powers of attorney from the Entity and a statement of the terms thereof, (c) a complete list of all outstanding bonds or surety arrangements issued or entered into in connection with the business of the Entity, (d) a list of any debt, liability or obligation of any person or entity guaranteed as to payment or performance in whole or in part, by the Entity and (e) a complete list of all insurance policies owned by the Entity or for which it is responsible (for fire, liability, casualty, use and occupancy, life, disability or other coverage). Copies of all such policies and amendments thereto have been provided to Buyer.

     8. SUBSIDIARIES; AFFILIATES. The Entity has no subsidiaries (as that term is defined in Rule 405 promulgated under the Securities Act of 1933). Schedule B-8 lists all of the affiliates (as that term is defined in Rule 405 promulgated under the Securities Act of 1933) of the Entity which conduct part of the Business. Except as set forth on Schedule B-8, the Entity does not own, directly or indirectly, any interest in any entity or other business organization or association which is also engaged in the Business or any part of the Business. Except as set forth on Schedule B-8, the Entity has no debt, equity or other investment or interest in any corporation, business trust, limited liability company, partnership, joint venture or other entity or any strategic alliance with any other entity.\

     9. FINANCIAL STATEMENTS. Attached hereto as Schedule B-9, to the extent provided by the Entity, are any or all of the following: (i) a balance sheet and notes thereto of the Entity as of the end of the last fiscal year (the "1995 Balance Sheet"), (ii) an unaudited statement of operations of the Entity for the last fiscal year, (iii) a 1995 balance sheet of the Entity as of May 31, 1996 (the "Interim Balance Sheet"), and (iv) a current statement of operations of the Entity (collectively, the "Financial Statements"). The 1995 Balance Sheet and the Interim Balance Sheet are hereinafter collectively referred to as the "Balance Sheets". The Financial Statements fully and fairly set forth the financial condition of the Entity as of the dates indicated, and the results of its operations for the periods indicated, in accordance with generally accepted accounting principles consistently applied, except as otherwise stated therein and in the related reports of independent accountants.

     10. UNDISCLOSED LIABILITIES. Except as set forth in Schedule B-10, the Entity has no liabilities or obligations whatsoever, either accrued, absolute, contingent or otherwise, which are not reflected or provided for in the Financial Statements except (a) those arising after the date of the Interim Balance Sheet which are in the ordinary course of business, in each case in normal amounts and none of which is materially adverse, and (b) as and to the extent specifically described in the Schedules hereto.

     11. TRANSACTIONS NOT A BREACH. Except as set forth on Schedule B-11, neither the execution, delivery or performance by the Entity of this Agreement and the Ancillary Documents to which the Entity is a party nor the consummation of the Transactions shall:

          A. Violate or conflict with or result in a breach of any provision of any federal, state or local law, code or ordinance or any rule or regulation promulgated by any Governmental Authority thereunder (each, a "Law" and, collectively, "Laws"), order, permit, judgment, injunction, decree or other decision of any court or other tribunal or any Governmental Authority binding on the Entity;

          B. Violate or conflict with any provision of the Certificate or the Partnership Agreement;

          C. Constitute an event permitting any party to a Lien, lease, agreement, contract, instrument, order or decree or other document to accelerate any obligation, liability or debt of the Entity or terminate or modify such Lien, lease, agreement, contract, instrument, order or decree or other document, or any obligation, right or interest thereunder.

          D. Result in the creation or imposition of any Lien upon the Entity's assets; or

          E. Result in, create or cause a breach or default in or under any contract, agreement, commitment, indenture, Lien, note, bond, lease, license or other instrument or obligation to which the Entity is a party or by which it is bound.

     12. ABSENCE OF CERTAIN CHANGES OR EVENTS SINCE THE DATE OF THE INTERIM BALANCE SHEET. Except as set forth on Schedule B-12, since the date of the Interim Balance Sheet, the Entity has not:

          A. Suffered any material adverse change in the financial condition, business or prospects of the Entity;

          B. Incurred any obligation or liability (fixed or contingent), except normal trade or business obligations incurred in the ordinary course of business and consistent with past practice, none of which is materially adverse;

          C. Discharged or satisfied any lien, security interest or encumbrance or paid any obligation or liability (fixed or contingent), other than in the ordinary course of business and consistent with past practice;

          D. Mortgaged, pledged or subjected to any lien, security interest or other encumbrance any of its assets or properties (other than mechanic's, materialman's and similar statutory liens arising in the ordinary course of business and purchase money security interests arising as a matter of law between the date of delivery and payment);

          E. Transferred, leased or otherwise disposed of any of its assets or properties except for a fair consideration in the ordinary course of business and consistent with past practice or acquired any material amount of assets or properties except in the ordinary course of business and consistent with past practice;

          F. Canceled or compromised any debt or claim, except in the ordinary course of business and consistent with past practice;

          G. Waived or released any rights, claims or debts (other than by satisfaction thereof);

          H. Except pursuant to those contracts listed on Schedule B-12, transferred or granted any rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names, service marks or copyrights or with respect to any know-how;

          I. Made or granted any wage or salary increase applicable to any group or classification of employees, paid or agreed to pay any bonus, entered into any employment contract or made any loan to or entered into any material transaction of any other nature with any Partner or employee of the Entity;

          J. Entered into any transaction, contract, lease, guarantee or commitment (unless listed on Schedule B-12) or entered into or agreed to any material amendment or premature termination of any agreement, contract, commitment, lease or plan to which the Entity was a party or by which it was bound;

          K. Suffered any casualty loss or damage (whether or not such loss or damage shall have been covered by insurance);

          L. Made any material agreement or commitment for capital expenditures, capital additions or leasehold improvements;

          M. Authorized or affected any amendment or restatement of its Certificate or Partnership Agreement; or

          N.   Made any change in accounting practices or procedures.

     13.  TAXES.

          A. The Entity or each of the Partners, as applicable (a) has duly and timely filed or caused to be filed all Federal, state, local and foreign tax returns required to be filed by it prior to the date of this Agreement which relate to the Entity or with respect to which the Entity or the assets or properties of the Entity are liable or otherwise in any way subject and has included therein all material required data, information or other matters, which are true and correct in all material respects, (b) has paid or fully accrued for all taxes shown to be due and payable on such returns (which taxes are all the taxes due and payable under the Laws pursuant to which such returns were filed) and (c) has properly accrued for all such taxes accrued in respect of the Entity or the assets and properties of the Entity for periods subsequent to the periods covered by such returns. No deficiency in any payment of taxes for any period has been asserted by any taxing body and remains unsettled at the date of this Agreement. Copies of all Federal and state income, sales, use, employment, excise, property, franchise or any other tax returns of the Entity have been made available for inspection by Buyer. There are no pending or threatened audits or investigations relating to any taxes for which the Entity may become liable, and no deficiencies for any taxes have been asserted, assessed or prepared against the Entity. No income tax returns of the Entity have been audited for prior periods through and including 1995. The Entity has not given or been requested to give any waiver of any statute of limitation relating to the payment of any taxes by the Entity.

          B. The Entity has withheld or collected for each payment or distribution made to each of its employees or Partners the amount of all taxes required to be withheld or collected therefrom and has duly and timely paid the same to the appropriate governmental agencies to the extent required to do so. The Entity has collected from each of its customers the amount of all sales, use, excise and similar taxes required to be collected and has duly and timely remitted the same to the appropriate governmental agencies to the extent required to do so.

     14. TITLE TO PROPERTY AND ASSETS. The Entity has good and marketable title to all of the properties and assets used by it in the conduct of its business (including, without limitation, the properties and assets reflected in the Balance Sheets, except any properties or assets since disposed of for fair consideration in the ordinary course of business), and none of such properties or assets is, except as disclosed in the Balance Sheets or the Schedules hereto, subject to any contract of sale not in the ordinary course of business or subject to any Liens.

     15. ACCOUNTS RECEIVABLE. The Entity's accounts receivable have arisen in the ordinary course of its business, consistent with past practices, for goods sold or services performed.

     16. CONDITION OF PERSONAL PROPERTY. All tangible personal property, equipment, fixtures and inventories included within the assets of the Entity or required to be used in the ordinary course of business shall be in the same location and condition at Closing as on the execution date hereof, other than replacements made in the ordinary course of business.

     17. REAL ESTATE. The Entity owns only the real estate and improvements thereon listed in Schedule B-17. The Entity has provided Buyer with a current rent roll, in form and substance satisfactory to Buyer. The improvements upon such properties and use thereof by the Entity conform to all applicable lease restrictions, zoning and other local ordinances.

     18. LIST OF CONTRACTS AND OTHER DATA. Schedule B-18 hereto sets forth the following:

          A. All employment and consulting agreements, collective bargaining and other labor agreements, executive compensation plans, bonus plans, deferred compensation agreements, employee pension or retirement plans, group life insurance, hospitalization insurance or other plans or arrangements providing for benefits to employees of the Entity;

          B. All Contracts under which the Entity is a lessee of real or personal property with annual rental exceeding $6,000 per lease;

          C. All Contracts between the Entity and its vendors, suppliers, distributors, resellers, agents and employees;

          D. All Contracts of the Entity relating to leasing, brokerage, consulting or other services; environmental liabilities; capital expenditures; acquisitions; joint ventures or partnerships; licenses; purchases or sales of materials, supplies, equipment or other property; the lending or borrowing of money (including, without limitation, Liens, loan agreements, notes and guarantees); or Liens on any assets used in the conduct of the Business;

          E. All Contracts between the Entity and any other Seller or any affiliate thereof; and

          F. All Contracts to which the Entity is a party, or to which it or any of its assets or properties are subject and which are not specifically referred to in paragraph A, B, C, D or E above.

True and complete copies of all documents and complete descriptions of all oral understandings, if any, referred to on Schedule B-18 have been provided or made available to Buyer and its counsel.

          G. EFFECT. Except as set forth on Schedule B-18, all of the Contracts listed on Schedule B-18 are in full force and effect and neither the Entity nor, to the knowledge of the Entity, any other party thereto is (with or without notice or lapse of time or both) in breach or default in any respect thereunder. Except as set forth on Schedule B-18, neither the Entity nor any other party to any such listed Property Management Contract or other Contract has notified the other party of its intent or desire to terminate such Property Management Contract or other Contract or to modify it in any respect. The Entity is not in default under any contract to which it is a party or by which it is bound, nor has any event occurred which, after the giving of notice or the passage of time or both, would constitute a default under any such contract. The Entity has no reason to believe that the parties to such contracts shall not fulfill their obligations under such contracts in all material respects or are threatened with insolvency. The Entity is not a party to or bound by any Lien, lease, agreement, instrument, order, judgment or decree which would prohibit the execution of this Agreement or prohibit the consummation of any of the transactions provided for in this Agreement.

     19. BUSINESS PROPERTY RIGHTS. Schedule B-19 describes all computer software, patents, trademarks and trade names, trademark and trade name registrations, service mark registrations, copyrights and copyright registrations, which are unexpired as of the date hereof, reasonably necessary to or used in connection with the operation of the Entity's business, as well as all applications pending on such date for patents or for trademark, trade name, service mark or copyright registrations, and all other proprietary rights, owned or held by the Entity, or licensed or otherwise provided to the Entity. The foregoing property, together with (a) all designs, methods, inventions and know-how related thereto, and (b) all trademarks, trade names, service marks and copyrights claimed or used by the Entity that have not been registered (collectively, the "Business Property Rights"), constitute all such proprietary rights reasonably necessary to, or used primarily in, the conduct of the business of the Entity. The Entity owns or has valid rights to use all such Business Property Rights without conflict with the rights of others. Except as set forth on Schedule B-19, no person or entity has made or threatened to make any claim that the operation of the business of the Entity is in violation of or infringes any Business Property Rights or any other proprietary or trade rights of any third party. All such designs, methods, inventions and know-how constitute trade secrets of the Entity within the meaning of all applicable Laws, and the Entity has taken all necessary steps required by Law to protect those trade secrets as such. To the best knowledge of the Entity, no third party is in violation of, or is infringing upon, any Business Property Rights of the Entity.

     20.  EMPLOYEE AND LABOR MATTERS.

          A. Except as specified in Schedule B-20, at no time in the past five (5) years has the Entity sponsored, maintained, supported, contributed to or otherwise been a party to or been in default under, or had any obligations under any "employee pension benefit plan," as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Pension Plan"), any "employee welfare benefit plan," as defined in Section 3(1) of ERISA (a "Welfare Plan"), any bonus, deferred compensation plans or arrangements, other employee fringe benefits plans or employee benefit plans within the meaning of Section 3(3) of ERISA (all of the foregoing being referred to as a "Benefit Plan"). The Entity has delivered to Buyer true and complete copies of any Benefit Plan (or, if unwritten, a description thereof), all related investment agreements, insurance policies, annuity contracts, trust agreements or other funding arrangements relating to such Benefit Plans, the three (3) most recent Forms 5500 filed with the Internal Revenue Service ("IRS") with respect to each Benefit Plan, the most recent summary plan description for any Benefit Plan (if required), the most recent actuarial report or financial statements (if applicable), and the I.R.S. determination letter (if applicable) with respect to each such Benefit Plan. The Entity hereby makes the following representations and warranties, each of which is true and accurate as of the date hereof:

               (1) All contributions to a Benefit Plan that may have been required in accordance with the terms of such Benefit Plan, and/or pursuant to the requirements of Sections 302 of ERISA and Section 412 of the Internal Revenue Code of 1986, as amended (the "Code"), have been timely made as of the date hereof. There has been no application for, or waiver of, the minimum funding standards of Section 412 of the Code. There is no "accumulated funding deficiency" within the meaning of Section 412(a) of the Code or Section 302 of ERISA as of the most recent plan year, and there were no "unfunded benefit liabilities," as defined in Section 4001(a)(18) of ERISA. For each Benefit Plan, the liabilities do not exceed the assets, and no material adverse change has occurred with respect to the funded status of each Benefit Plan that is not reflected on the Entity's financial statements.

               (2) With respect to any Benefit Plan that is a Pension Plan and is intended to qualify under Section 401(a) of the Code, a favorable determination letter has been received from the Internal Revenue Service that such Plan satisfies the qualification requirements of the Code, which determination takes into account all legal requirements in effect as of the date hereof. No action or failure to act has occurred since the date of such determination that would result in any loss of such qualification, and such Pension Plan has not been amended subsequent to the date of such determination.

               (3) The Entity does not now, and has not at any time in the past, sponsored, adopted, contributed to, maintained or been obligated to contribute to a plan that is a "multiemployer plan", within the meaning of
Section 3(37) of ERISA, or that is subject to the provisions of Title IV of ERISA. The Entity does not now, and has not at any time in the past, have any accrued liability under Section 4201 of ERISA for any complete or partial withdrawal liability from a multiemployer plan.

               (4) No "reportable event" (as described in Section 4043 of ERISA) has occurred. There exists no condition or set of circumstances as of the date hereof which presents a risk of the termination of any Benefit Plan that could result in any liability of the Entity to the Pension Benefit Guaranty Corporation.

               (5) Neither the Entity, nor any Benefit Plan, nor any trustee of a Benefit Plan, has engaged in a "prohibited transaction", within the meaning of Section

4975 of the Code or Section 406 of ERISA, or has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA.

               (6) There are no pending or anticipated claims against or otherwise involving any of the Benefit Plans, and no suit, action or other litigation has been brought against or with respect to any Benefit Plan, other than routine claims for benefits incurred in the ordinary course of Benefit Plan activities.

               (7) Except as set forth on Schedule B-20, no personnel of the Entity are entitled to any unfunded benefits, or to any benefits that are payable after the date hereof under any employment, vacation, sick leave, seniority, severance or termination agreement or policy (whether written or unwritten).

          B. Any Benefit Plan or employee benefit arrangement which otherwise provides benefits or compensation for services to any employees, dependents or beneficiaries has been maintained and administered at all times in full compliance with the terms thereof and with all applicable Laws including, without limitation, the Code, ERISA, the Age Discrimination in Employment Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, and Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

          C. Except as may be required by COBRA, the Entity has not, within the past three (3) years, provided or been obligated to provide any post-retirement medical or other benefits to any present or former employees, and the Entity does not have any contingent liability under any Benefit Plant to provide any post-retirement medical benefits at any time in the future. Except as provided on Schedule B-20, each employee, former employee, "qualified beneficiary" (as defined in COBRA) or other individual for whom a "qualifying event" (as defined in COBRA) occurred on or after January 1, 1990, received notice of his or her right to elect to continue health care coverage, in accordance with the requirements of COBRA, and elected not to continue such health care coverage.

          D. The Entity has not and is not engaged in any unfair labor practice or violation of the Fair Labor Standards Act or Service Contract Act.

          E. Except as specified on Schedule B-20, the Entity is not a party to any collective bargaining agreement; there are no controversies between the Entity and any of its employees which might reasonably be expected to adversely affect the conduct of its business, or any unresolved grievances or unfair labor practice or labor arbitration proceedings pending or threatened relating to the Entity's business; and to the best knowledge of the Entity there are not any organizational efforts presently being made or threatened involving any of the Entity's employees.

          F. Except as specified on Schedule B-20, the Entity has not received notice of any claim (i) that it has not complied with any Laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination and employment safety, (ii) that it is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing or (iii) that any employee or former employee has alleged wrongful termination, failure to hire, harassment or discrimination by reason of race, age, sex, handicap or veteran's status.

     21. LITIGATION. Except as set forth on Schedule B-21, there are no actions, suits, proceedings (including arbitration or administrative proceedings), claims, demands or investigations with respect to the Entity involving claims by or against the Entity pending or, to the best knowledge of the Entity, threatened or contemplated at law, in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. No basis for any such action, suit or proceeding exists, and there are no orders, judgments, injunctions or decrees of any court or governmental agency with respect to which the Entity has been named or is a party which apply, in whole or in part, to the business of Entity or to any of the assets or properties of the Entity or the Affiliate Interests or which would result in any adverse change in the business or prospects of the Entity.

     22. GOVERNMENT CONTRACTS. For purposes hereof, "Government" includes any agency or instrumentality of the United States of America, any state, city, territory or subdivision thereof, any foreign nation or subdivision thereof or any agency or instrumentality of any of them.

          A. During the past five (5) years, the Entity has not been suspended or debarred from bidding on contracts or subcontracts for, or supplying goods or services to, the Government nor has any such suspension or debarment action been threatened or commenced. There is no valid basis, nor specific circumstances which with the passage of time would become a basis, for the Entity's suspension or debarment from bidding on contracts or subcontracts with or for the Government.

          B. Except for contract audits of a routine nature, and except as set forth on Schedule B-22, during the past five (5) years, (i) the Entity has not been audited or investigated by the U.S. Department of Housing and Urban Development ("HUD"), the Florida Department of Health and Rehabilitative Services, the Florida Agency for Health Care Administration or any other agency of the Government or the inspector general or auditor general or similar functionary of any agency of the Government, and no such audit has been threatened and (ii) the Entity has not received any "flags," advisories or other notices advising the Entity that it was in default or would, if it failed to take remedial action, be (a) in violation of Laws, (b) in default under a contract or subcontract with the Government or (c) in violation of any requirement for participation in any Government program.

          C. There is no current dispute to which the Entity is a party pending before a contracting officer of, nor a current formal claim by the Entity pending against, the Government. There exists no basis for a claim of any liability by the Entity as a result of cost or pricing data submitted to the Government within the past five (5) years. No employee, agent, consultant or representative of the Entity is in receipt or possession of any competitor or Government proprietary or procurement sensitive information under circumstances where such receipt or possession is unlawful or unauthorized.

          D. The Entity and its Partners, agents, employees or representatives have not (i) used any Entity funds for unlawful contributions, payments, gifts or entertainment with respect to the Government, (ii) made unlawful expenditures or contributions relating to political activity to Government officials or others or (iii) accepted or received any unlawful contributions, payments, gifts or entertainment.

          E. All contracts, subcontracts and procurement arrangements between the Entity and the Government are valid, effective and binding obligations of the parties thereto in accordance with their terms, and none of them is in default, or would, with notice or the passage of time, be in default. No consent of the Government is required to continue all contracts, subcontracts, procurement arrangements or participation by the Entity in programs of the Government as a result of the execution of this Agreement or consummation of the Transactions.

     23.  ENVIRONMENTAL MATTERS.

          A. As used herein, (i) "Environmental Laws" includes, without limitation, any Law, policy, permit or order pertaining to the emission, release, spill, leakage or other discharge of Hazardous Materials into the air, surface water, groundwater, soil, substrata or other aspect of the environment or the manufacturing, processing, sale, generation, treatment, transportation, storage, disposal or labeling of any Hazardous Materials; and (ii) "Hazardous Materials" includes, without limitation, any substances regulated by Environmental Laws, defined, classified or listed in any applicable Laws as a hazardous, toxic, pathogenic or infectious material or substance or which is regulated due to its ignitability, corrosivity, reactivity, radioactivity, carcinogenicity, toxicity or similar characteristics.

          B. With respect to the period prior to the purchase by the Entity of any real property that it holds or has held, to the best knowledge of the Entity and the Stockholders, except as set forth in the June 1995 Phase I Environmental Report provided to Buyer, (i) the previous owners of such property were in compliance with all applicable Environmental Laws and obtained all permits and other authorizations from, and submitted all necessary materials and payments to, the appropriate person or governmental authority needed or required to operate any facilities in compliance with applicable Environmental Laws; (ii) the previous owners of the property did not violate any applicable Environmental Laws, including through direct or indirect on-site generation, treatment, processing, storage or disposal of Hazardous Materials, off-site transportation, treatment, processing, storage and disposal of Hazardous Materials, release, emission, spill, leakage or other discharge of Hazardous Materials into any aspect of the environment, in connection with the conduct of the owner's business; (iii) no asbestos, polychlorinated biphenyl or other Hazardous Materials or underground storage tanks are contained in or located at any facility or property owned, leased or controlled by the Entity, and no Hazardous Materials were handled or dealt with in any way in connection with the business of the previous owner; and (iv) previous owners of the property did not receive any "flags," advisories or other notices of non-compliance with Environmental Laws with respect to the property.

          C. With respect to the period beginning with and subsequent to the purchase by the Entity of any real property that it holds or has held, except as set forth in the June 1995 Phase I Environmental Report provided to Buyer, (i) the Entity has always been and is in compliance with all applicable Environmental Laws and has obtained all permits and other authorizations from, and submitted all necessary materials and payments to, the appropriate person or governmental authority needed or required to operate its facilities in compliance with applicable Environmental Laws; (ii) the Entity has not in the past violated any applicable Environmental Laws, including through direct or indirect on-site generation, treatment, processing, storage or disposal of Hazardous Materials, off-site transportation, treatment, processing, storage and disposal of Hazardous Materials, release, emission, spill, leakage or other discharge of Hazardous Materials into any aspect of the environment, in connection with the conduct of the Entity's business or at any property or facility of the Entity;
(iii) no asbestos, polychlorinated biphenyl or other Hazardous Materials or underground storage tanks are contained in or located at any facility or property owned, leased or controlled by the Entity, and no Hazardous Materials are handled or dealt with in any way in connection with the business of the Entity or at any property or facility on or at which the Entity has operations or provides services, and (iv) the Entity has not received any "flags," advisories or other notices of non-compliance with Environmental Laws with respect to the Managed Properties.

     24. NO BROKERS. Except as set forth in Section 7.9 of this Agreement, the Entity has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Buyer or the Entity to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, and the Entity is not aware of any claim or basis for any claim against Buyer or the Entity for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Transactions.

     25. NO MISREPRESENTATION OR OMISSION. No representation or warranty by the Entity in this Attachment or in any other Attachment, Schedule, Article or Section of this Agreement, or in any certificate or other document furnished by the Entity pursuant hereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading or necessary to provide Buyer with accurate information with respect to the Entity, the Business or the Transactions.

                                    ATTACHMENT C

                     REPRESENTATIONS AND WARRANTIES REGARDING

                  THE STOCKHOLDERS OF THE CORPORATE TARGET ENTITIES:

                           HH INC., CDM INC. AND PHH INC.


     1. VALIDITY AND EFFECT OF AGREEMENTS. This Agreement constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto for value received will constitute, the valid and legally binding obligations of the Stockholder enforceable in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The consummation by the Stockholder of the transactions contemplated under this Agreement (the "Transactions") does not require the consent of any third party not obtained, will not result in the breach of any term or provision of, or constitute a default under, any order, judgment, injunction, decree, indenture, mortgage, lease, lien, other agreement or instrument to which the Stockholder is a party or by which Stockholder is bound, will not require any filing with or notification of any Federal, state or local governmental or regulatory authority and will not constitute an event permitting any party to a mortgage, lien, lease, agreement, instrument, order or decree to accelerate any obligation, liability or debt of the Stockholder or terminate or modify such agreement, instrument or document or any obligation, right or interest thereunder.

     2. SOLVENCY. The Stockholder is solvent as he currently has the ability to pay his debts when due, and the value of his current assets exceeds the aggregate amount of his current liabilities. Neither the Stockholder nor any creditor has instituted by petition, application, answer, consent or otherwise any bankruptcy, insolvency, readjustment of debts, liquidation or similar proceeding relating to such Stockholder. No creditor of the Stockholder has applied for a receiver, trustee or similar officer with respect to any of the property of the Stockholder, and neither the Stockholder nor his creditors have instituted by petition, application, answer, consent or otherwise any bankruptcy, insolvency, reorganization arrangement, readjustment of debts or similar proceeding relating to the Stockholder.

     3. AFFILIATED ENTITIES. Other than the interest of the Stockholder in any of the Target Entities as set forth in Schedule C-3, the Stockholder does not own, directly or indirectly, any interest in any entity or other business organization or association which does or has done business with, or competes or has in the past competed with, the Entity or any of the Target Entities.

     4. S CORP. STATUS. The Entity has been an S corporation within the meaning of IRC Section 1361(a) since its formation through the date of Closing (disregarding for this purpose the termination of such status occurring by reason of Buyer's purchase of the stock of the Entity at Closing). The Entity will have no net unrealized built-in gain, within the meaning of IRC Section 1374(d)(1), immediately prior to Closing.

     5. AMOUNTS PAYABLE TO OR FROM THE STOCKHOLDER. Except as set forth on Schedule C-5, there are no loans, advances or borrowings owed by the Entity to the Stockholder or owed by the Stockholder to the Entity.

     6. TITLE TO THE SHARES. The shares of Entity capital stock to be sold by the Stockholder to Buyer hereunder (the "Shares") are owned by the Stockholder free and clear of all liens, encumbrances, charges, proxies, assessments and adverse claims. The Shares are subject to no restrictions (except as provided in applicable state and Federal securities laws) with respect to transferability to Buyer in accordance with the terms of this Agreement. Upon transfer of the Shares by the Stockholder, Buyer will, as a result, receive good and marketable title to all of the Shares, free and clear of all security interests, liens, encumbrances, claims, charges, proxies, assessments, restrictions and adverse claims.

     7. COUNSEL. The Stockholder is not relying upon Buyer, its independent accountants, counsel, officers or directors for any advice or counsel with respect to the negotiation or consummation of this Agreement, any Ancillary agreement or the Transactions.

     8. NO MISREPRESENTATION OR OMISSION. No representation or warranty by the Stockholder in this Attachment C or in any other Schedule, Article or Section of this Agreement, or in any certificate or other document furnished by the Stockholder pursuant hereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading or necessary to provide Buyer with accurate information with respect to the Entity or the Transactions.

                                     ATTACHMENT D

                      REPRESENTATIONS AND WARRANTIES REGARDING

                               THE CORPORATE CREDITORS:

                                      CDMP CORP.


     1. OBLIGATIONS. Except as set forth in Schedule 0.J, no Target Entity has outstanding any loan, borrowing, advance, indebtedness, obligation or liability to the Entity, nor does Entity possess, hold or claim any mortgage, lien, security interest, claim, charge or encumbrance (each, a "Lien" and, collectively, "Liens") on or against any Target Entity or any assets thereof.

     2. EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY; COMPLIANCE WITH LAW. The Entity is a corporation duly incorporated, validly existing and in good standing under the laws of the District of Columbia, its jurisdiction of incorporation. There is no other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary. The Entity has all requisite corporate power and authority to own, lease or otherwise hold its properties and carry on its business as now conducted. The Entity has all licenses, permits and other authorizations and has taken all actions required by applicable Laws in connection with its business as now conducted, and is not in violation of any Laws to which it is subject.

     3. VALIDITY AND EFFECT OF AGREEMENTS AND TRANSACTIONS. The Entity has all requisite corporate power and authority to execute and deliver this Agreement and all of the other agreements, certificates and other documents delivered or to be delivered on or after the date hereof and at or prior to the Closing in connection with the transactions contemplated hereby (the "Ancillary Documents") to which it is or shall be a party, and to consummate such transactions (collectively, the "Transactions"). The execution and delivery by the Entity of this Agreement or the Ancillary Documents to which the Entity is or shall be a party and the consummation by the Entity of the Transactions have been duly authorized by all necessary corporate action on the part of the Entity. This Agreement and the Ancillary Documents to which the Entity is or shall be a party have been, or shall be, as the case may be, duly executed and delivered by the Entity and are or shall be, as the case may be, enforceable against the Entity in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the enforcement of creditors' rights generally. The consummation of the transactions contemplated hereby does not require the consent of any third party not obtained, and, except as set forth on Schedule D-3, no consent, approval, order or authorization of, or registration, declaration or filing with, any court or any domestic, state, local or foreign government or any subdivision, agency, authority or instrumentality thereof (each, a "Governmental Authority") is required to be obtained or made by or with respect to the Entity in connection with the execution and delivery of this

Agreement or the Ancillary Documents to which the Entity is or shall be a party, or the consummation by it of the Transactions.

     4. SOLVENCY. The Entity is solvent and currently has the ability to pay its debts when due, and the value of its current assets exceeds the aggregate amount of its current liabilities. Neither the Entity nor any creditor has instituted by petition, application, answer, consent or otherwise any bankruptcy, insolvency, readjustment of debts, liquidation or similar proceeding relating to the Entity. No creditor of the Entity has applied for a receiver, trustee or similar officer with respect to any of the property of the Entity, and neither the Entity nor its creditors have instituted by petition, application, answer, consent or otherwise any bankruptcy, insolvency, reorganization arrangement, readjustment of debts, liquidation, dissolution or similar proceeding relating to the Entity.

     5. TRANSACTIONS NOT A BREACH. Neither the execution, delivery or performance by the Entity of this Agreement and the Ancillary Documents to which the Entity is a party nor the consummation of the Transactions shall:

          A. Violate or conflict with or result in a breach of any provision of any federal, state or local law, code or ordinance or any rule or regulation promulgated by any Governmental Authority thereunder (each, a "Law" and, collectively, "Laws"), order, permit, judgment, injunction, decree or other decision of any court or other tribunal or any Governmental Authority binding on the Entity;

          B. Violate or conflict with any provision of the bylaws or certificate of incorporation of the Entity;

          C. Constitute an event permitting any party to a Lien, lease, agreement, contract, instrument, order or decree or other document to accelerate any obligation, liability or debt of the Entity or terminate or modify such Lien, lease, agreement, contract, instrument, order or decree or other document, or any obligation, right or interest thereunder.

          D. Result in the creation or imposition of any Lien upon the Entity's capital stock or assets; or

          E. Result in, create or cause a breach or default in or under any contract, agreement, commitment, indenture, Lien, note, bond, lease, license or other instrument or obligation to which the Entity is a party or by which it is bound.

     6. LITIGATION. Except as set forth on Schedule D-6, there are no actions, suits, proceedings (including arbitration or administrative proceedings), claims, demands or investigations with respect to the Entity involving claims by or against the Entity pending or, to the best knowledge of the Entity, threatened or contemplated at law, in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. No basis for any such action, suit or proceeding exists, and there are no orders, judgments, injunctions or decrees of any court or governmental agency with respect to which the Entity has been named or is a party which apply, in whole or in part, to the business of Entity or to any of the assets or properties of the

Entity or the Entity Shares or the Affiliate Interests or which would result in any adverse change in the business or prospects of the Entity.

     7. NO MISREPRESENTATION OR OMISSION. No representation or warranty by the Entity in this Attachment or in any other Attachment, Schedule, Article or Section of this Agreement, or in any certificate or other document furnished by the Entity pursuant hereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading or necessary to provide Buyer with accurate information with respect to the Entity, the Business or the Transactions.

                                    ATTACHMENT E

                        REPRESENTATIONS AND WARRANTIES REGARDING

                          THE LIMITED PARTNERSHIP CREDITOR:

                                       HHF LP


     1. OBLIGATIONS. Except as set forth in Schedule 0.G, no Target Entity has outstanding any loan, borrowing, advance, indebtedness, obligation or liability to the Entity, nor does Entity possess, hold or claim any mortgage, lien, security interest, claim, charge or encumbrance (each, a "Lien" and, collectively, "Liens") on or against any Target Entity or any assets thereof.

     2. EXISTENCE; GOOD STANDING; AUTHORITY; COMPLIANCE WITH LAW. The Entity is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Florida. There is no other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary. The Entity has all requisite power and authority to own, lease or otherwise hold its properties and carry on its business as now conducted. The Entity has all licenses, permits and other authorizations and has taken all actions required by applicable Laws in connection with its business as now conducted, and is not in violation of any Laws to which it is subject.

     3. VALIDITY AND EFFECT OF AGREEMENTS AND TRANSACTIONS; CONSENTS. The Entity has all requisite power and authority to execute and deliver this Agreement and all of the other agreements, certificates and other documents delivered or to be delivered on or after the date hereof and at or prior to the Closing in connection with the transactions contemplated hereby (the "Ancillary Documents") to which it is or shall be a party, and to consummate such transactions (collectively, the "Transactions"). The execution and delivery by the Entity of this Agreement or the Ancillary Documents to which the Entity is or shall be a party and the consummation by the Entity of the Transactions have been duly authorized by all necessary action on the part of the Entity. This Agreement and the Ancillary Documents to which the Entity is or shall be a party have been, or shall be, as the case may be, duly executed and delivered by the Entity and are or shall be, as the case may be, enforceable against the Entity in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the enforcement of creditors' rights generally. Except as set forth on Schedule E-3, the consummation of the transactions contemplated hereby does not require the consent of any third party not obtained, and no consent, approval, order or authorization of, or registration, declaration or filing with, any court or any domestic, state, local or foreign government or any subdivision, agency, authority or instrumentality thereof (each, a "Governmental Authority") is required to be obtained or made by or with respect to the Entity in connection with the execution and delivery of this Agreement or the

Ancillary Documents to which the Entity is or shall be a party, or the consummation by it of the Transactions.

     4. SOLVENCY. The Entity is solvent and currently has the ability to pay its debts when due, and the value of its current assets exceeds the aggregate amount of its current liabilities. Neither the Entity nor any creditor has instituted by petition, application, answer, consent or otherwise any bankruptcy, insolvency, readjustment of debts, liquidation or similar proceeding relating to the Entity. No creditor of the Entity has applied for a receiver, trustee or similar officer with respect to any of the property of the Entity, and neither the Entity nor its creditors have instituted by petition, application, answer, consent or otherwise any bankruptcy, insolvency, reorganization arrangement, readjustment of debts, liquidation, dissolution or similar proceeding relating to the Entity.

     5. TRANSACTIONS NOT A BREACH. Neither the execution, delivery or performance by the Entity of this Agreement and the Ancillary Documents to which the Entity is a party nor the consummation of the Transactions shall:

          A. Violate or conflict with or result in a breach of any provision of any federal, state or local law, code or ordinance or any rule or regulation promulgated by any Governmental Authority thereunder (each, a "Law" and, collectively, "Laws"), order, permit, judgment, injunction, decree or other decision of any court or other tribunal or any Governmental Authority binding on the Entity;

          B. Violate or conflict with any provision of the Certificate or the Partnership Agreement;

          C. Constitute an event permitting any party to a Lien, lease, agreement, contract, instrument, order or decree or other document to accelerate any obligation, liability or debt of the Entity or terminate or modify such Lien, lease, agreement, contract, instrument, order or decree or other document, or any obligation, right or interest thereunder.

          D. Result in the creation or imposition of a Lien upon the Entity's assets; or

          E. Result in, create or cause a breach or default in or under any contract, agreement, commitment, indenture, Lien, note, bond, lease, license or other instrument or obligation to which the Entity is a party or by which it is bound.

     6. LITIGATION. Except as set forth on Schedule E-6, there are no actions, suits, proceedings (including arbitration or administrative proceedings), claims, demands or investigations with respect to the Entity involving claims by or against the Entity pending or, to the best knowledge of the Entity, threatened or contemplated at law, in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. No basis for any such action, suit or proceeding exists, and there are no orders, judgments, injunctions or decrees of any court or governmental agency with respect to which the Entity has been named or is a party which apply, in whole or in part, to the business of Entity or to any of the assets or properties of the Entity or which would result in any adverse change in the business or prospects of the Entity.

     7. No Misrepresentation or Omission. No representation or warranty by the Entity in this Attachment or in any other Attachment, Schedule, Article or Section of this Agreement, or in any certificate or other document furnished by the Entity pursuant hereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading or necessary to provide Buyer with accurate information with respect to the Entity, the Business or the Transactions.

                                     ATTACHMENT F

                       REPRESENTATIONS AND WARRANTIES REGARDING

                                THE INDIVIDUAL CREDITOR:

                                  STEPHEN A. GOLDBERG


     1. OBLIGATIONS. Except as set forth in Schedule 0.H. and O.I., no Target Entity has outstanding any loan, borrowing, advance, indebtedness, obligation or liability to the Creditor, nor does Entity possess, hold or claim any mortgage, lien, security interest, claim, charge or encumbrance (each, a "Lien" and, collectively, "Liens") on or against any Target Entity or any assets thereof.

     2. EXISTENCE; GOOD STANDING; AUTHORITY; COMPLIANCE WITH LAW. The Creditor has all requisite power and authority to own, lease or otherwise hold his properties and carry on his business as now conducted. The Creditor has all licenses, permits and other authorizations and has taken all actions required by applicable Laws in connection with his business as now conducted, and is not in violation of any Laws to which he is subject.

     3. VALIDITY AND EFFECT OF AGREEMENTS AND TRANSACTIONS; CONSENTS. The Creditor has all requisite power and authority to execute and deliver this Agreement and all of the other agreements, certificates and other documents delivered or to be delivered on or after the date hereof and at or prior to the Closing in connection with the transactions contemplated hereby (the "Ancillary Documents") to which he is or shall be a party, and to consummate such transactions (collectively, the "Transactions"). This Agreement and the Ancillary Documents to which the Creditor is or shall be a party have been, or shall be, as the case may be, duly executed and delivered by the Creditor and are or shall be, as the case may be, enforceable against the Creditor in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the enforcement of creditors' rights generally. The consummation of the transactions contemplated hereby does not require the consent of any third party not obtained, and, except as set forth on Schedule F-3, no consent, approval, order or authorization of, or registration, declaration or filing with, any court or any domestic, state, local or foreign government or any subdivision, agency, authority or instrumentality thereof (each, a "Governmental Authority") is required to be obtained or made by or with respect to the Creditor in connection with the execution and delivery of this Agreement or the Ancillary Documents to which the Creditor is or shall be a party, or the consummation by him of the Transactions.

     4. SOLVENCY. The Creditor is solvent and currently has the ability to pay his debts when due, and the value of his current assets exceeds the aggregate amount of his current liabilities. Neither the Creditor nor any creditor has instituted by petition, application, answer, consent or otherwise any bankruptcy, insolvency, readjustment of debts, liquidation or similar proceeding relating to the Creditor. No creditor of the Creditor has applied for a receiver, trustee or similar officer with respect to any of the property of the Creditor, and neither the Creditor nor his creditors have instituted by petition, application, answer, consent or otherwise any bankruptcy, insolvency, reorganization arrangement, readjustment of debts, liquidation, dissolution or similar proceeding relating to the Creditor.

     5. TRANSACTIONS NOT A BREACH. Neither the execution, delivery or performance by the Creditor of this Agreement and the Ancillary Documents to which the Creditor is a party nor the consummation of the Transactions shall:

          A. Violate or conflict with or result in a breach of any provision of any federal, state or local law, code or ordinance or any rule or regulation promulgated by any Governmental Authority thereunder (each, a "Law" and, collectively, "Laws"), order, permit, judgment, injunction, decree or other decision of any court or other tribunal or any Governmental Authority binding on the Creditor;

          B. Violate or conflict with any provision of the Certificate or the Partnership Agreement;

          C. Constitute an event permitting any party to a Lien, lease, agreement, contract, instrument, order or decree or other document to accelerate any obligation, liability or debt of the Creditor or terminate or modify such Lien, lease, agreement, contract, instrument, order or decree or other document, or any obligation, right or interest thereunder.

          D. Result in the creation or imposition of a Lien upon the Creditor's assets; or

          E. Result in, create or cause a breach or default in or under any contract, agreement, commitment, indenture, Lien, note, bond, lease, license or other instrument or obligation to which the Creditor is a party or by which he is bound.

     6. LITIGATION. Except as set forth on Schedule F-6, there are no actions, suits, proceedings (including arbitration or administrative proceedings), claims, demands or investigations with respect to the Creditor involving claims by or against the Creditor pending or, to the best knowledge of the Creditor, threatened or contemplated at law, in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. No basis for any such action, suit or proceeding exists, and there are no orders, judgments, injunctions or decrees of any court or governmental agency with respect to which the Creditor has been named or is a party which apply, in whole or in part, to the business of the Creditor or to any of the assets or properties of the Creditor or which would result in any adverse change in the business or prospects of the Creditor.

     7.   PERSONAL FINANCIAL STATEMENT.  Creditor has previously delivered to
Buyer a personal financial statement (the "Statement") dated                ,
199 . The Statement fully and fairly sets forth the financial condition of Creditor as of the date indicated.

     8. NO MISREPRESENTATION OR OMISSION. No representation or warranty by the Creditor in this Attachment or in any other Attachment, Schedule, Article or Section of this Agreement, or in any certificate or other document furnished by the Creditor pursuant hereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading or necessary to provide Buyer with accurate information with respect to the Creditor, the Business or the Transactions.

                                    ATTACHMENT G

                     REPRESENTATIONS AND WARRANTIES REGARDING

                               THE MANAGEMENT COMPANY:

                                      PRC INC.


     1. OBLIGATIONS. No Target Entity has outstanding any loan, borrowing, advance, indebtedness, obligation or liability to the Entity, nor does Entity possess, hold or claim any mortgage, lien, security interest, claim, charge or encumbrance (each, a "Lien" and, collectively, "Liens") on or against any Target Entity or any assets thereof.

     2. EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY; COMPLIANCE WITH LAW. The Entity is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida, its jurisdiction of incorporation. There is no other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary. The Entity has all requisite corporate power and authority to own, lease or otherwise hold its properties and carry on its business as now conducted. The Entity has all licenses, permits and other authorizations and has taken all actions required by applicable Laws in connection with its business as now conducted, and is not in violation of any Laws to which it is subject.

     3. VALIDITY AND EFFECT OF AGREEMENTS AND TRANSACTIONS. The Entity has all requisite corporate power and authority to execute and deliver this Agreement and all of the other agreements, certificates and other documents delivered or to be delivered on or after the date hereof and at or prior to the Closing in connection with the transactions contemplated hereby (the "Ancillary Documents") to which it is or shall be a party, and to consummate such transactions (collectively, the "Transactions"). The execution and delivery by the Entity of this Agreement or the Ancillary Documents to which the Entity is or shall be a party and the consummation by the Entity of the Transactions have been duly authorized by all necessary corporate action on the part of the Entity. This Agreement and the Ancillary Documents to which the Entity is or shall be a party have been, or shall be, as the case may be, duly executed and delivered by the Entity and are or shall be, as the case may be, enforceable against the Entity in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the enforcement of creditors' rights generally. The consummation of the transactions contemplated hereby does not require the consent of any third party not obtained, and, except as set forth on Schedule G-3, no consent, approval, order or authorization of, or registration, declaration or filing with, any court or any domestic, state, local or foreign government or any subdivision, agency, authority or instrumentality thereof (each, a "Governmental Authority") is required to be obtained or made by or with respect to the Entity in connection with the execution and delivery of this Agreement or the Ancillary Documents to which the Entity is or shall be a party, or the consummation by it of the Transactions.

     4. SOLVENCY. The Entity is solvent and currently has the ability to pay its debts when due, and the value of its current assets exceeds the aggregate amount of its current liabilities. Neither the Entity nor any creditor has instituted by petition, application, answer, consent or otherwise any bankruptcy, insolvency, readjustment of debts, liquidation or similar proceeding relating to the Entity. No creditor of the Entity has applied for a receiver, trustee or similar officer with respect to any of the property of the Entity, and neither the Entity nor its creditors have instituted by petition, application, answer, consent or otherwise any bankruptcy, insolvency, reorganization arrangement, readjustment of debts, liquidation, dissolution or similar proceeding relating to the Entity.

     5. TRANSACTIONS NOT A BREACH. Neither the execution, delivery or performance by the Entity of this Agreement and the Ancillary Documents to which the Entity is a party nor the consummation of the Transactions shall:

          A. Violate or conflict with or result in a breach of any provision of any federal, state or local law, code or ordinance or any rule or regulation promulgated by any Governmental Authority thereunder (each, a "Law" and, collectively, "Laws"), order, permit, judgment, injunction, decree or other decision of any court or other tribunal or any Governmental Authority binding on the Entity;

          B. Violate or conflict with any provision of the bylaws or certificate of incorporation of the Entity;

          C. Constitute an event permitting any party to a Lien, lease, agreement, contract, instrument, order or decree or other document to accelerate any obligation, liability or debt of the Entity or terminate or modify such Lien, lease, agreement, contract, instrument, order or decree or other document, or any obligation, right or interest thereunder.

          D. Result in the creation or imposition of any mortgage, lien, security interest, claim, charge or encumbrance (each, a "Lien" and, collectively, "Liens") upon the Entity's capital stock or assets; or

          E. Result in, create or cause a breach or default in or under any contract, agreement, commitment, indenture, Lien, note, bond, lease, license or other instrument or obligation to which the Entity is a party or by which it is bound.

     6. LITIGATION. Except as set forth on Schedule G-6, there are no actions, suits, proceedings (including arbitration or administrative proceedings), claims, demands or investigations with respect to the Entity involving claims by or against the Entity pending or, to the best knowledge of the Entity, threatened or contemplated at law, in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. No basis for any such action, suit or proceeding exists, and there are no orders, judgments, injunctions or decrees of any court or governmental agency with respect to which the Entity has been named or is a party which apply, in whole or in part, to the business of Entity or to any of the assets or properties of the Entity or the Entity Shares or the Affiliate Interests or which would result in any adverse change in the business or prospects of the Entity.

     7.   EMPLOYEE AND LABOR MATTERS.

          A. The Entity has not and is not engaged in any unfair labor practice or violation of the Fair Labor Standards Act or Service Contract Act.

          B. Except as specified on Schedule G-7, the Entity is not a party to any collective bargaining agreement; there are no controversies between the Entity and any of its employees which might reasonably be expected to adversely affect the conduct of its business, or any unresolved grievances or unfair labor practice or labor arbitration proceedings pending or threatened relating to the Entity's business; and to the best knowledge of the Entity there are not any organizational efforts presently being made or threatened involving any of the Entity's employees.

          C. Except as specified on Schedule G-7, the Entity has not received notice of any claim (i) that it has not complied with any Laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination and employment safety,
(ii) that it is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing or (iii) that any employee or former employee has alleged wrongful termination, failure to hire, harassment or discrimination by reason of race, age, sex, handicap or veteran's status.

     8. NO MISREPRESENTATION OR OMISSION. No representation or warranty by the Entity in this Attachment or in any other Attachment, Schedule, Article or Section of this Agreement, or in any certificate or other document furnished by the Entity pursuant hereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading or necessary to provide Buyer with accurate information with respect to the Entity, the Business or the Transactions.

                                    ATTACHMENT H

                      REPRESENTATIONS AND WARRANTIES REGARDING

                        THE SOLE LIMITED PARTNER OF PHH LP:

                                 DIANA L. GOLDBERG


     1. VALIDITY AND EFFECT OF AGREEMENTS. This Agreement constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto for value received will constitute, the valid and legally binding obligations of the Limited Partner enforceable in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The consummation by the Limited Partner of the transactions contemplated under this Agreement (the "Transactions") does not require the consent of any third party not obtained, will not result in the breach of any term or provision of, or constitute a default under, any order, judgment, injunction, decree, indenture, mortgage, lease, lien, other agreement or instrument to which the Limited Partner is a party or by which Limited Partner is bound, will not require any filing with or notification of any Federal, state or local governmental or regulatory authority and will not constitute an event permitting any party to a mortgage, lien, lease, agreement, instrument, order or decree to accelerate any obligation, liability or debt of the Limited Partner or terminate or modify such agreement, instrument or document or any obligation, right or interest thereunder.

     2. SOLVENCY. The Limited Partner is solvent and currently has the ability to pay her debts when due, and the value of her current assets exceeds the aggregate amount of her current liabilities. Neither the Limited Partner nor any creditor has instituted by petition, application, answer, consent or otherwise any bankruptcy, insolvency, readjustment of debts, liquidation or similar proceeding relating to such Limited Partner. No creditor of the Limited Partner has applied for a receiver, trustee or similar officer with respect to any of the property of the Limited Partner, and neither the Limited Partner nor her creditors have instituted by petition, application, answer, consent or otherwise any bankruptcy, insolvency, reorganization arrangement, readjustment of debts or similar proceeding relating to the Limited Partner.

     3. AFFILIATED ENTITIES. Other than the interest of the Limited Partner in any of the Target Entities as set forth in Schedule H-3, the Limited Partner does not own, directly or indirectly, any interest in any entity or other business organization or association which does or has done business with, or competes or has in the past competed with, the Entity or any of the Target Entities.

     4. AMOUNTS PAYABLE TO OR FROM THE LIMITED PARTNER. Except as set forth on Schedule H-4, there are no loans, advances or borrowings owed by the Entity to the Limited Partner or owed by the Limited Partner to the Entity.

     5. TITLE TO THE PARTNERSHIP INTEREST. The Limited Partner's partnership interest in PHH LP to be sold by the Limited Partner to Buyer hereunder (the "Partnership Interest") is owned by the Limited Partner free and clear of all liens, encumbrances, charges, proxies, assessments and adverse claims. The Partnership Interest is subject to no restrictions (except as provided in applicable state and Federal securities laws) with respect to transferability to Buyer in accordance with the terms of this Agreement. Upon transfer of the Partnership Interest by the Limited Partner, Buyer will, as a result, receive good and marketable title to the entire Partnership Interest, free and clear of all security interests, liens, encumbrances, claims, charges, proxies, assessments, restrictions and adverse claims.

     6. COUNSEL. The Limited Partner is not relying upon Buyer, its independent accountants, counsel, officers or directors for any advice or counsel with respect to the negotiation or consummation of this Agreement, any Ancillary agreement or the Transactions.

     7. NO MISREPRESENTATION OR OMISSION. No representation or warranty by the Limited Partner in this Attachment H or in any other Schedule, Article or Section of this Agreement, or in any certificate or other document furnished by the Limited Partner pursuant hereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading or necessary to provide Buyer with accurate information with respect to the Entity or the Transactions.

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